UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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DICK’S Sporting Goods, Inc.
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DICK'S
SPORTING GOODS

# 2024 Notice of Annual Meeting of Stockholders and Proxy Statement

DICK'S

MCFADDEN
Riddell
CULMER
Riddell
LANIER
Riddell

## OUR BELIEF

We believe sports have the power to change lives.

## OUR VALUES

• Dedication • Optimism
• Integrity • Authenticity

## OUR COMMON PURPOSE

We create confidence and excitement by inspiring, supporting, and personally equipping all athletes to achieve their dreams.

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS

DATE AND TIME
Wednesday, June 12, 2024
7:30 AM Eastern Time
PLACE
Via the Internet, at http://www.virtualshareholdermeeting.com/DKS2024
RECORD DATE
All holders of record of shares of the Company’s common stock and Class B common stock at the close of business on April 15, 2024 are entitled to vote at the meeting and any postponements or adjournments of the meeting.
A list of stockholders entitled to vote at the meeting may be examined by any stockholder, for any purpose relevant to the meeting, at 345 Court Street, Coraopolis, PA 15108 beginning on June 2, 2024.
Voting Matters
	PROPOSALS		BOARD’S RECOMMENDATION	PAGE REFERENCE
	1	Election of twelve (12) directors, each for a term that expires in 2025	“FOR” each director nominee	Page 9
	2	Non-binding advisory vote to approve compensation of named executive officers for 2023, as disclosed in these materials	“FOR”	Page 30
	3	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2024	“FOR”	Page 61
	4	Stockholder Proposal - EEO-1 Report Disclosure Policy	“AGAINST”	Page 65
	5	Stockholder Proposal - Bylaw Amendment Waiving Business Judgment Rule	“AGAINST”	Page 67
	6	Any other matters that properly come before the meeting

We are holding our 2024 Annual Meeting of Stockholders (the “Annual Meeting”) exclusively by remote communication (i.e., a virtual meeting format).
ATTEND THE VIRTUAL ANNUAL MEETING
You may attend the virtual Annual Meeting, vote your shares electronically, and submit questions during the Annual Meeting by logging in to the website listed below using the 16-digit control number included in your Notice of Internet Availability of Proxy Materials (the “Notice”), on your proxy card, or on any additional voting instructions accompanying these proxy materials. We recommend you access the Annual Meeting prior to its start time so you have sufficient time to check in before the meeting starts.
It is anticipated that the Notice will first be sent to stockholders and that this proxy statement and the form of proxy relating to our 2024 Annual Meeting will first be made available to stockholders, on or about May 3, 2024. In accordance with SEC rules, the website www.proxyvote.com/dks provides complete anonymity with respect to the stockholders accessing the website.

VOTING YOUR SHARES
Your vote is important! Please act as soon as possible to vote your shares, even if you plan to attend the Annual Meeting virtually. If you are a beneficial stockholder, your broker will NOT be able to vote your shares with respect to the election of directors and certain other matters presented during the meeting unless you have given your broker specific instructions to do so. Stockholders of record can vote by:

LOGISTICS
■Attend the Annual Meeting online, including to vote and/or submit questions, at http://www.virtualshareholdermeeting.com/DKS2024
■The Annual Meeting will begin at approximately 7:30 AM Eastern Time, with registration opening at 7:15 AM, on Wednesday, June 12, 2024

ASK A QUESTION
■You may submit questions for the meeting in advance at http://www.proxyvote. com/dks
■You may submit live questions during the meeting at http://www.virtualshareholdermeeting.com/DKS2024
■A response to each relevant question will be posted on our website if we do not answer your question during the meeting

UNABLE TO ATTEND THE ANNUAL MEETING?
■A replay of the Annual Meeting will be available on our Investor Relations website at http://investors.dicks.com
■Responses to relevant questions received before and during the Annual Meeting will also be available at the same website

TELEPHONE 1-800-690-6903

By order of the Board of Directors, Edward W. Stack Executive Chairman

INTERNET www.proxyvote.com/dks

MAIL Return the signed proxy card

VOTING ONLINE During the Annual Meeting

2024 PROXY STATEMENT	3

TABLE OF CONTENTS

5	2023 Performance Highlights

6	Proxy Statement Summary
6	Item 1: Election of Directors
7	Item 2: Non-Binding Advisory Vote to Approve Compensation of Named Executive Officers
8	Item 3: Ratification of Independent Registered Public Accounting Firm
8	Item 4: Stockholder Proposal — EEO-1 Report Disclosure Policy
8	Item 5: Stockholder Proposal — Bylaw Amendment Waiving Business Judgment Rule

9	Corporate Governance

9	Item 1—Election of Directors

9	Board Composition
22	Board and Committee Structure
25	Key Areas of Board Oversight

28	Director Compensation
30	Executive Compensation

30	Item 2—Non-Binding Advisory Vote to Approve Compensation of Named Executive Officers

31	Compensation Discussion and Analysis
32	Executive Summary
34	Principal Elements of Our 2023 Executive Compensation
41	Compensation-Setting Process
43	Additional Compensation Practices
45	Compensation Tables
55	Compensation Committee Report
56	CEO Pay Ratio
57	2023 Pay Versus Performance

61	Item 3—Ratification of Independent Registered Public Accounting Firm

61	Report of the Audit Committee
62	Audit and Non-Audit Fees and Independent Public Accountants
62	Pre-Approval Policies and Procedures

63	Transactions with Related Persons

65	Item 4—Stockholder Proposal — EEO-1 Report Disclosure Policy

67	Item 5—Stockholder Proposal — Bylaw Amendment Waiving Business Judgment Rule

69	Other Information
73	About the Meeting
76	Appendix A

External reports cited herein and links to websites included in this proxy statement are provided solely for convenience purposes. Content in such external reports and websites is not, and shall not be deemed to be, part of this proxy statement or incorporated herein or into any of our other filings with the Securities and Exchange Commission.

4	DICK’S SPORTING GOODS, INC.

2023 PERFORMANCE HIGHLIGHTS

RECORD SALES PERFORMANCE

NET SALES*		EARNINGS PER DILUTED SHARE	NON-GAAP EARNINGS PER DILUTED SHARE**

$12.98B	+5.0% vs 2022	$12.18	$12.91

		+13.0% vs 2022	+7.2% vs 2022
+2.4% increase in comparable store sales, driven by a +1.6% increase in transactions

		EARNINGS BEFORE TAXES (EBT)	NON-GAAP EBT**

FY23 SALES BREAKDOWN		$1.32B	$1.40B

		-4.7% vs 2022	-0.8% vs 2022

		EBT MARGIN	NON-GAAP EBT MARGIN**

		10.2%	10.8%
		-104 bps vs 2022	-63 bps vs 2022

GAINED SIGNIFICANT MARKET SHARE	~8.5% MARKET SHARE[2]	CONTINUED SHAREHOLDER RETURN

During 2023, we returned $1.0 billion to shareholders through share repurchases and dividends
In the first quarter of 2024, we declared a 10% increase in our quarterly dividend, equivalent to an expected annualized dividend of $4.40 per share, and marks the tenth consecutive year that our stockholders have benefited from a dividend increase[1]

OVER THE LAST YEAR, COLLECTIVELY DRIVEN BY OUR PRIORITY CATEGORIES	INCREASED ~50 BPS FROM ~8% IN 2022

LARGEST U.S. OMNI-CHANNEL SPORTS RETAILER

855	Reimagining the athlete experience and investing in the future of retail. In 2023, we added:
Total stores in 47 states	9 House of Sport locations (12 Total)	11 Next Generation 50K DICK'S locations (11 Total)	11 Golf Galaxy Performance Centers (14 Total)
724 DICK’S Sporting Goods stores

131 Specialty concept stores

National footprint of stores is the hub of our omni-channel experience. Nearly 2/3 of U.S. population captured by our store trade areas.

160M+	25M+	~80%	70%+
Total athletes in our database	active ScoreCard loyalty members, who generated over 70% of sales	of eCommerce sales fulfilled by stores	Mobile penetration of eCommerce sales

*    Fiscal 2023 includes 53 weeks.
**  Represents a non-GAAP financial measure. See Appendix A for the GAAP to non-GAAP reconciliations and related information.
(1)The declaration of future dividends, including the per share amount, are contingent on authorization by our Board of Directors and are dependent upon multiple factors including future earnings, cashflows, financial requirements and other considerations.
(2)DKS 2023 net sales excluding categories with limited market data / ~$140B Total Addressable Market. Source: Circana and Proprietary Data.

2024 PROXY STATEMENT	5

PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this proxy statement. You should read this entire proxy statement and our Annual Report on Form 10-K before voting.

ITEM 1 Election of Directors

The Board recommends a vote “FOR” each director nominee.	See page 9

NAME AND PRINCIPAL OCCUPATION	INDEPENDENT	AGE	DIRECTOR SINCE	COMMITTEE MEMBERSHIP
Mark J. Barrenechea Chief Executive Officer and Chief Technology Officer OpenText Corp.		59	2014
Emanuel Chirico Retired Chairman and Chief Executive Officer PVH Corp.		66	2003
William J. Colombo Vice Chairman DICK’S Sporting Goods, Inc.		68	2002
Robert W. Eddy Chairman, President & Chief Executive Officer BJ’s Wholesale Club Holdings, Inc.		51	2023
Anne Fink President, Global Foodservice PepsiCo, Inc.		60	2019
Larry Fitzgerald, Jr. Former Professional Athlete National Football League		40	2020
Lauren R. Hobart President & Chief Executive Officer DICK’S Sporting Goods, Inc.		55	2018
Sandeep Mathrani Director Sycamore Partners, LP		61	2020
Desiree Ralls-Morrison Executive Vice President, Chief Legal Officer and Corporate Secretary McDonald’s Corporation		57	2020
Lawrence J. Schorr Deputy Chairman SURTECO NA		70	1985
Edward W. Stack Executive Chairman DICK’S Sporting Goods, Inc.		69	1984
Larry D. Stone Retired President and Chief Operating Officer Lowe’s Companies, Inc.		72	2007
Key to Committees

Audit Committee	Governance & Nominating Committee	Compensation Committee
Chairperson	Financial Expert

6	DICK’S SPORTING GOODS, INC.

PROXY STATEMENT SUMMARY

ITEM 2 Non-Binding Advisory Vote to Approve Compensation of Named Executive Officers

The Board unanimously recommends a vote “FOR” the approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement.	See page 30

Our executive management team remains focused on fulfilling the mission and purpose of DICK’S Sporting Goods, to continue as a leading omni-channel sporting goods retailer in a highly competitive, consumer-driven marketplace. Our executive compensation structure is designed to attract, motivate, reward and retain executives through a combination of fixed and variable compensation elements, including performance-based elements and time-vested equity awards. Our aggregate compensation program rewards the achievement of financial, operational and strategic goals over measurement periods of varying lengths, which creates balanced incentives for our executives that encourage them to grow the Company in a disciplined, focused manner with a view toward long-term success and that align the interest of our executives with those of our stockholders.
The percentages listed in the illustration below are based on the target 2023 annual compensation for each named executive officer (“NEO”), which may differ from their actual compensation received in 2023. Since long-term incentive awards are generally only granted every two to three years, each NEO’s 2023 target long-term incentive award has been annualized for comparative purposes.
Executive Chairman Target Pay
CEO Target Pay
Other NEO Target Pay

Base Salary	Short-Term Incentive Award	Performance Units	Restricted Stock Award	Long-Term Incentive Award (annualized)
Amounts may not add due to rounding.
Features of Our Performance-Based/Variable Pay

Short-Term Incentive Award	■Based on Adjusted Non-GAAP EBT goal ■Pays out between 0% and 200%

Performance Units
■1-year performance period followed by a 2-year time-based vesting period
■Based on Adjusted Net Sales and Adjusted Non-GAAP EBT goals
■Pays out between 0% and 200%, with no units earned unless threshold level of Adjusted Non-GAAP EBT goal met

Restricted Stock Award	■100% cliff vest after 3 years

Long-Term Incentive Award
■Generally granted every 2-3 years with a multi-year performance period
■Goals are aligned with Company initiatives and may vary with each grant
■Pays out between 0% and 200%, with no units earned unless threshold level of Adjusted Non-GAAP EBT goal met

This mix of pay elements has been crafted to motivate our executives to drive the Company’s continuing development and evolution by offering both annual and long-term performance-based incentive awards, including both time- and performance-based equity awards. Each of these components serve to align the interests of our executives with our stockholders and encourages focus on longer-term growth. As illustrated above, a considerable portion of the compensation payable to our NEOs is “pay-at-risk.”

2024 PROXY STATEMENT	7

PROXY STATEMENT SUMMARY

ITEM 3 Ratification of Independent Registered Public Accounting Firm

The Board unanimously recommends a vote “FOR” ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2024.	See page 61

The Board of Directors believes the continued retention of Deloitte & Touche LLP is in the best interests of the Company and its stockholders.

ITEM 4: Stockholder Proposal — EEO-1 Report Disclosure Policy

The Board unanimously recommends a vote “AGAINST” this stockholder proposal requesting EEO-1 Report disclosure.	See page 65

Certain stockholders have submitted a proposal requesting that the Board of Directors adopt a policy requiring the Company to publicly disclose its Consolidated EEO-1 Report. The Board has considered this proposal and has concluded that its adoption is unnecessary given the Company’s existing disclosures and active commitment to diversity, equity and inclusion (“DE&I”) as demonstrated through strategies, initiatives and targets that have meaningfully enhanced DE&I across the organization.

ITEM 5: Stockholder Proposal - Bylaw Amendment Waiving Business Judgment Rule

The Board unanimously recommends a vote “AGAINST” this stockholder proposal to adopt a bylaw waiving the business judgment rule for certain actions taken by the Board.	See page 67

A stockholder has submitted a proposal to adopt a bylaw that would require directors to waive the protections of the business judgment rule in any stockholder action for breach of duty of care or loyalty implicating Board actions related to political or ideological matters. The Board has considered this proposal and has concluded that its adoption would likely cause the Company to violate Delaware law and consequently, the Company lacks the power to implement such proposal.

8	DICK’S SPORTING GOODS, INC.

CORPORATE GOVERNANCE

ITEM 1: Election of Directors

The Board recommends a vote “FOR” each director nominee.

The current term of office for each of our directors expires at the 2024 Annual Meeting. Upon recommendation by the Governance & Nominating Committee, the Board proposes that each director be elected for a new one-year term expiring at the 2025 Annual Meeting or until their respective successors are duly elected and qualified. Each of the nominees has consented to serve if elected. If any of them becomes unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.
Board Composition
Our Board reflects a diversity of background and experience in varying substantive areas relevant to our operations and industry. The following summarizes certain aspects of our Board’s current composition:
Gender Diversity

female
male
Racial/Ethnic Diversity

White
Black/African American
Asian
Tenure

< 5 years
5-10 years
> 10 years
Age

< 55 years
55-65 years
66-75 years
Independence

independent
non-independent

2024 PROXY STATEMENT	9

CORPORATE GOVERNANCE
Director Skills and Qualifications
Our Board believes that the Board nominees collectively possess the knowledge, skills and unique perspectives needed to successfully guide our Company toward continued sustainable growth. This includes both core qualifications that we require of all of our directors, as well as demonstrated experience and expertise in varying substantive areas relevant to the Company.

Core Qualifications: All Directors

Broad-based business knowledge	Commitment to ethical values	Integrity

Outstanding achievement in their professional career	Accountability	Sound judgment

As we continue to refresh our Board (with five new directors in the past five years), we also focus on maintaining independence, diversity of background (including, but not limited to, race, origin, age, and gender), as well as the following experience and expertise:

Diversity of Experience & Expertise Relevant to the Company

Accounting/Finance	Environmental, social, and governance (ESG) issues

Legal, compliance, and regulatory matters	Philanthropy

Risk management	Supply chain

Cybersecurity/Privacy	Human capital management

Marketing and brand management	Real estate

Sporting goods and apparel	Technology

eCommerce	Leadership

Mergers and acquisitions	Retail operations

Strategic planning	Sustainability

NEW	What's new
Mr. Eddy joined the Company’s Board in September 2023. He brings a wealth of experience in accounting, finance, retail operations and leadership.

10	DICK’S SPORTING GOODS, INC.

CORPORATE GOVERNANCE
Directors Standing for Election
The biographies below contain information about the skills and relevant experience that each of our director nominees brings to our Board. These experiences and skills have led the Board to conclude that each nominee should continue to serve as a director of the Company. Mr. Stone, upon reaching the Company’s mandatory retirement age, submitted his offer of resignation in July 2023, but due to the value and skill set that Mr. Stone brings to the Board, the Board rejected his resignation. Mr. Mathrani, upon his departure from WeWork and employment at Sycamore Partners, also tendered his resignation, but the Board similarly rejected his resignation due to the value and skill set that Mr. Mathrani brings to the Board.

Mark J. Barrenechea, 59 INDEPENDENT

QUALIFICATIONS
Mr. Barrenechea has over 30 years of experience in the technology industry, both in software management and server manufacturing, and brings insight regarding eCommerce and technology to the Board. Mr. Barrenechea also brings expertise to the Board from his executive and board leadership positions with various public and private companies, including experience with corporate strategy, corporate acquisitions and global operations.
CAREER HIGHLIGHTS
OpenText Corporation, an information management software products company (Nasdaq)
■Chief Executive Officer (2012 - present)
■Chief Technology Officer (2016 - present)
Silicon Graphics International Corporation, a global leader in high performance computing (Nasdaq)
■President and Chief Executive Officer (2007 - 2012)
CA Inc., an enterprise information technology management company (Nasdaq) (formerly Computer Associates International, Inc.)
■Executive Vice President, Chief Technology Officer (2003 - 2006)
Oracle Corporation, an enterprise software and corporate hardware products and services company (Nasdaq)
■Senior Vice President of Application Development (1997 - 2003)

Director Since: 2014
COMMITTEES:
Audit (Chair)
OTHER PUBLIC COMPANY DIRECTORSHIPS:
OpenText Corporation
FORMER PUBLIC
COMPANY
DIRECTORSHIPS:
Avery Dennison Corporation
Hamilton Insurance Group
Silicon Graphics International Corporation

2024 PROXY STATEMENT	11

CORPORATE GOVERNANCE

Emanuel Chirico, 66 INDEPENDENT

QUALIFICATIONS
Mr. Chirico brings extensive knowledge of the retail industry to our Board along with a deep understanding of the financial, operational and strategic domestic and international issues that face global wholesale and retail companies, gained through his experience as former Chairman and Chief Executive Officer of PVH Corp., a major global apparel company that operates a portfolio of brands including Calvin Klein and Tommy Hilfiger. Mr. Chirico also contributes significant corporate finance, financial reporting and accounting expertise gained as a result of his experience with a large public accounting firm and in his prior role as Chief Financial Officer of PVH Corp.
CAREER HIGHLIGHTS
PVH Corp., a wholesale and retail apparel company (NYSE)
■Chairman of the Board (2007 - 2021)
■Chief Executive Officer (2006 - 2021)
■President and Chief Operating Officer (2005 - 2007)
■Executive Vice President and Chief Financial Officer (1999 - 2005)
■Controller (1993 - 1999)

Director Since: 2003 COMMITTEES: Audit OTHER PUBLIC COMPANY DIRECTORSHIPS: Conagra Brands, Inc. FORMER PUBLIC COMPANY DIRECTORSHIPS: PVH Corp.

12	DICK’S SPORTING GOODS, INC.

CORPORATE GOVERNANCE

William J. Colombo, 68 INDEPENDENT VICE CHAIRMAN

QUALIFICATIONS
Mr. Colombo brings more than 45 years of retail experience and insight to the Board, including expertise in operations, marketing and strategy. The Company continues to value his more than 35 years of Company-specific experience.
CAREER HIGHLIGHTS
DICK’S Sporting Goods, Inc. (NYSE) (Retired)
■Interim Chief Marketing Officer (2010 - 2011)
■President & Chief Operating Officer (2002 - 2008)
■Executive Vice President & Chief Operating Officer (2000 - 2002)
■President dsports.com LLC (1998 - 2000)
■Executive Vice President & Chief Operating Officer (1995 - 1998)
■Various Leadership Roles (1988 - 1995)
J.C.Penney Company, a retail company (NYSE)
■Various Field & District Positions (1977 - 1988)

Director Since: 2002 COMMITTEES: Compensation; Governance & Nominating FORMER PUBLIC COMPANY DIRECTORSHIPS: Gibraltar Industries

Robert W. Eddy, 51 INDEPENDENT

QUALIFICATIONS
Mr. Eddy has over fifteen years of experience in the retail industry, with a significant understanding of financial and operational issues and leadership experience gained through his various executive leadership roles at BJ’s Wholesale Club Holdings, Inc. Prior to joining BJ’s, Mr. Eddy gained substantial corporate finance, financial reporting and accounting expertise advising retail and consumer products companies as a member of the audit and business advisory practice of PricewaterhouseCoopers LLP. The Board also benefits from his current and prior external executive leadership roles with the National Retail Federation, as well as his multi-unit expertise and significant experience in investor relations and executive compensation.
CAREER HIGHLIGHTS
BJ’s Wholesale Club Holdings, Inc., a membership warehouse club (NYSE)
■Chairman (2023 - present)
■President and Chief Executive Officer (2021-present)
■Executive Vice President and Chief Financial and Administrative Officer (2018 - 2021)
■Executive Vice President and Chief Financial Officer (2011 - 2018)
■Senior Vice President, Finance (2007 - 2011)
PricewaterhouseCoopers LLP, a registered public accounting firm
■Audit and business advisory practice (1995 – 2007)
National Retail Federation, a retail trade association
■Member of the board of directors and executive committee (2021 - present)
■Chair of The Financial Executives Council (2013 - 2017)

Director Since: 2023 COMMITTEES: Compensation; Governance & Nominating OTHER PUBLIC COMPANY DIRECTORSHIPS: BJ’s Wholesale Club Holdings, Inc.

2024 PROXY STATEMENT	13

CORPORATE GOVERNANCE

Anne Fink, 60 INDEPENDENT

QUALIFICATIONS
Ms. Fink brings valuable operational experience gained through her positions held at PepsiCo, Inc., where she leads the restaurant, hotels, business & industry, college & university, and sports & entertainment channels. She also brings leadership skills developed in the President and Chief Operating Officer roles, and expertise in sales, marketing, strategy and operations, to the Board.
CAREER HIGHLIGHTS
PepsiCo, Inc., a global food and beverage company (Nasdaq)
■President, Global Foodservice (2016 - present)
■Chief Operating Officer, Foodservice (2014 - 2016)
■Chief Commercial Officer, Retail Channels (2011 - 2014)
■Senior Vice President, Retail (2008 - 2011)

Director Since: 2019 COMMITTEES: Compensation; Governance & Nominating (Chair)

Larry Fitzgerald, Jr., 40 INDEPENDENT

QUALIFICATIONS
Mr. Fitzgerald brings a unique business perspective to the Board through his experience leading the Larry Fitzgerald Foundation, which supports children and families in need with a focus on promoting literacy and technology skills, as well as efforts to prevent and cure breast cancer. Mr. Fitzgerald is an active member of the business community and serves as President of Larry Fitzgerald Enterprises, through which he invests in companies at various stages and in various sectors, including real estate, hospitality, travel, sports and technology.
CAREER HIGHLIGHTS
The Larry Fitzgerald Foundation, a charitable organization
■Founder (2005 - Present)
Arizona Cardinals, a National Football League organization
■Professional Athlete (2004 - 2021)

Director Since: 2020 COMMITTEES: Compensation; Governance & Nominating

14	DICK’S SPORTING GOODS, INC.

CORPORATE GOVERNANCE

Lauren R. Hobart, 55

QUALIFICATIONS
As the Company’s President & Chief Executive Officer, Ms. Hobart provides the Board with insight into the Company’s business operations, opportunities and challenges. In her time with the Company, she initiated the transformation to become a more digitally focused and customer-centric omni-channel business and launched the CALIA brand. In addition to her expertise in marketing and strategic planning and her insight into consumer needs and marketplace trends, Ms. Hobart brings her understanding of the day-to-day operations of the Company and the unique issues facing the Company and the retail industry to our Board.
CAREER HIGHLIGHTS
DICK’S Sporting Goods, Inc. (NYSE)
■President & Chief Executive Officer (2021 - present)
■President (2017 - 2021)
■Executive Vice President, Chief Customer & Digital Officer (2017)
■Executive Vice President, Chief Marketing Officer & Chelsea Collective General Manager
(2015 - 2017)
■Senior Vice President, Chief Marketing Officer (2011 - 2015)
PepsiCo, Inc., a global food and beverage company (Nasdaq)
■Chief Marketing Officer, Carbonated Soft Drinks (2009 - 2011)
■Senior Marketing Leadership, Strategic Planning & Finance Roles (1997 - 2009)
Wells Fargo & Co, a financial services provider (NYSE)
■Senior Relationship Manager, Corporate Banking Division (1993 - 1995)
JP Morgan Chase & Co., a financial holding company (NYSE)
■Asset Based Lending Credit Analyst & Account Manager (1990 - 1993)

Director Since: 2018 OTHER PUBLIC COMPANY DIRECTORSHIPS: Marriott International, Inc. FORMER PUBLIC COMPANY DIRECTORSHIPS: YUM! Brands, Inc.; Sonic Corp

2024 PROXY STATEMENT	15

CORPORATE GOVERNANCE

Sandeep Mathrani, 61 INDEPENDENT

QUALIFICATIONS
Mr. Mathrani adds significant experience as a real estate industry veteran with over 30 years of experience as a result of his executive role at WeWork and his prior positions with other companies in the real estate industry. Additionally, Mr. Mathrani provides a diverse viewpoint and valuable corporate governance, management, operational and strategic expertise to the Board through his experience as an executive officer and a public company board member.
CAREER HIGHLIGHTS
Sycamore Partners, LP, a private equity firm
■Director (2023 - Present)
WeWork, a commercial real estate company (NYSE)
■Chairman (2022 - 2023)
■Chief Executive Officer (2020 - 2023)
Brookfield Properties REIT, Inc., a commercial real estate company (Nasdaq)
■Chief Executive Officer (2018 - 2020)
General Growth Properties, Inc., a former commercial real estate company
■Chief Executive Officer (2010 - 2018)

Director Since: 2020
COMMITTEES:
Audit
OTHER PUBLIC COMPANY DIRECTORSHIPS:
Tanger Factory Outlet Centers, Inc.; Bowlero Corporation
FORMER PUBLIC
COMPANY
DIRECTORSHIPS:
WeWork; Brookfield Properties REIT, Inc.; General Growth Properties, Inc.; Host Hotels & Resorts, Inc.

Desiree Ralls-Morrison, 57 INDEPENDENT

QUALIFICATIONS
Ms. Ralls-Morrison brings significant legal, regulatory, and corporate governance expertise as a result of her current role at McDonald’s Corporation, and prior roles at Boston Scientific, Boehringer Ingelheim, and Johnson & Johnson. Additionally, Ms. Ralls-Morrison provides a diverse perspective and lends additional expertise to the Board through her prior experiences as a board member of The Danbury Hospital and The Partnership, Inc., and a founding member of The New Commonwealth Racial Equality and Social Justice Fund in Massachusetts.
CAREER HIGHLIGHTS
McDonald’s Corporation, a global food services company (NYSE)
■Executive Vice President, Chief Legal Officer and Corporate Secretary (2021 - present)
Boston Scientific Corporation, a medical device manufacturer (NYSE)
■Senior Vice President, General Counsel and Corporate Secretary (2017 - 2021)
Boehringer Ingelheim, a private pharmaceutical company
■General Counsel, US (2013 - 2017)
Johnson & Johnson, a global consumer healthcare company (NYSE)
■General Counsel, Consumer (2012 - 2013)
■Senior Counsel/Assistant General Counsel (2005 - 2012)

Director Since: 2020 COMMITTEES: Audit

16	DICK’S SPORTING GOODS, INC.

CORPORATE GOVERNANCE

Lawrence J. Schorr, 70 INDEPENDENT LEAD DIRECTOR

QUALIFICATIONS
In addition to Mr. Schorr’s legal experience, he brings demonstrated leadership skills to the Board as the current Deputy Chairman of SURTECO North America, past Chief Executive Officer of SIMONA AMERICA GROUP, and as the former managing partner of a law firm. Mr. Schorr has over 30 years of knowledge of the Company from serving as a member of the Board during the Company’s expansion from a two-store chain to a multi-banner retailer with over 850 stores and an eCommerce business. Mr. Schorr has been the Company’s Lead Director since March 2012.
CAREER HIGHLIGHTS
SURTECO North America, a subsidiary of SURTECO Group SE, a German manufacturing company (Prime Standard segment of the Frankfurt Stock Exchange)
■Deputy Chairman (March 2023 - Present)
■Non-Executive Chairman (2021 - 2023)
SIMONA AMERICA GROUP, the North American operations of SIMONA AG, a German manufacturing company (General Standard segment of the Frankfurt Stock Exchange) (Retired)
■Chief Executive Officer (2014 - 2020)
Boltaron Performance Products, a privately owned plastics manufacturing company that was acquired by SIMONA AG
■Chief Executive Officer (2004 - 2014)
RRT-Recycle America, a subsidiary of WMX Technologies, Inc.
■President (1992 - 1995)
Resource Recycling Technologies, Inc., a solid waste material management company (American Stock Exchange)
■President (1988 - 1992)
Levene, Gouldin and Thompson LLP
■Partner and Managing Partner (1981 - 1988; 2001 - 2008)

Director Since: 1985 COMMITTEES: Compensation; Governance & Nominating

2024 PROXY STATEMENT	17

CORPORATE GOVERNANCE

Edward W. Stack, 69 EXECUTIVE CHAIRMAN

QUALIFICATIONS
During Mr. Stack’s tenure as the Company’s Chairman and Chief Executive Officer, he led the Company’s sustained growth from a two-store chain to a multi-banner chain with over 850 stores and an eCommerce business. He now serves as the Company’s Executive Chairman and oversees the Company’s merchandising and real estate functions and leads the Company’s strategic growth initiatives. Mr. Stack’s history with the Company, his extensive industry and retail experience and his expertise in corporate strategy, development and execution have led the Company to its current success.
CAREER HIGHLIGHTS
DICK’S Sporting Goods, Inc. (NYSE)
■Executive Chairman (2021 - present)
■Chairman and Chief Executive Officer (1984 - 2021)

Director Since: 1984 FORMER PUBLIC COMPANY DIRECTORSHIPS: Key Corp

Larry D. Stone, 72 INDEPENDENT

QUALIFICATIONS
Mr. Stone brings considerable retail experience gained through his positions at Lowe’s Companies, Inc., combined with the leadership skills developed as its President and Chief Operating Officer and his expertise in real estate, store operations, eCommerce, brand management, marketing and strategic finance, to the Board.
CAREER HIGHLIGHTS
Lowe’s Companies, Inc., a home improvement retailer (NYSE) (Retired)
■President & Chief Operating Officer (2006 - 2011)
■Senior Executive Vice President, Merchandising/Marketing (2005 - 2006)
■Senior Executive Vice President, Store Operations (2003 - 2005)
■Executive Vice President, Store Operations (2001 - 2003)

Director Since: 2007 COMMITTEES: Compensation (Chair); Governance & Nominating FORMER PUBLIC COMPANY DIRECTORSHIPS: At Home Group, Inc.

18	DICK’S SPORTING GOODS, INC.

CORPORATE GOVERNANCE
Board Assessment and Director Nomination Process
Annual Assessment of Size, Composition and Structure
Members of our Governance & Nominating Committee annually review and evaluate policies and practices with respect to the size, composition and functions of the Board. To appropriately evaluate and continue to improve the effectiveness of the Board, the Governance & Nominating Committee also oversees an annual evaluation process of the Board’s performance as well as the performance of its standing committees.
BOARD AND COMMITTEE ASSESSMENT

FORMAT	TOPICS	PRESENTATION OF FINDINGS

Anonymous questionnaire completed by each director
■Size, composition and role of the Board
■Information to improve Board and committee effectiveness
■Selection processes for directors and Lead Director
■Meeting materials, participation and attendance
■Company performance, strategy and industry information
■Other board service or directorships
Feedback received from Board evaluations is discussed during the full Board and committee meetings

Director Assessment and Renomination Process
Our Board also annually assesses the performance of each non-employee director in considering whether to re-nominate that director at the upcoming annual meeting.
INDIVIDUAL DIRECTOR ASSESSMENTS

SELF-EVALUATION	ONE-ON-ONE INTERVIEW	ASSESSMENT

Non-employee directors considered for renomination at the upcoming Annual Meeting who have served at least one year on the Board complete individual self-evaluations of their performance and contributions to the Board and the committee(s) on which they serve.
	Self-evaluation assessments are followed by one-on-one interviews conducted by the chair of the Governance & Nominating Committee.	The self-evaluations and interviews are discussed with the Executive Chairman and the results included amongst the considerations for the director renomination process.

2024 PROXY STATEMENT	19

CORPORATE GOVERNANCE
Board Service Policies
In addition to our annual and ongoing practice to assess Board composition and the performance of each of our non-employee directors, our Corporate Governance Guidelines contain policies designed to facilitate Board refreshment and ensure that our directors have sufficient time to actively participate.

Mandatory Retirement Policy
■Non-employee directors must submit an offer of resignation to the Governance & Nominating Committee upon reaching the age of 72.
■The Board, upon recommendation by the Governance & Nominating Committee, may choose to accept or reject a director’s proposed resignation.
■If accepted, the resignation becomes effective on or before the expiration of the director’s then-current term.
■In accordance with our policy, Mr. Stone submitted his offer of resignation when he turned 72 in July 2023, and upon recommendation by the Governance & Nominating Committee, the Board did not accept his resignation.

Other Board Service and Directorships
While we value the experience and leadership that our directors bring as a result of their membership on other boards, we also recognize the time commitment and demands that other board service places on directors generally. As such, our Corporate Governance Guidelines include the following practices:
■Prior Notice: Any director seeking to join the board of another public company must take all reasonable steps to notify us in advance to allow a reasonable opportunity to assess the director’s continued independence, potential conflicts of interest, and other issues raised by the prospective outside board and committee appointments.
■Overboarding Policy: All directors are encouraged to assess their current and future commitments and to limit the number of other boards on which they serve:
■Non-management directors may not serve on more than two other public company boards without the approval of our full Board.
■Management directors may not serve on more than one other public company board and must notify and obtain prior approval from our Executive Chairman prior to joining the board of another public company.

20	DICK’S SPORTING GOODS, INC.

CORPORATE GOVERNANCE
Identification and Consideration of New Nominees
The Governance & Nominating Committee is responsible for recommending candidates for election to the Board of Directors and engages in the evaluation process as outlined below:

EVALUATIONS OF PROSPECTIVE NOMINEES	RECOMMENDATIONS BY COMMITTEE	DETERMINATIONS BY BOARD

The Governance & Nominating Committee takes those steps as are necessary to evaluate a prospective nominee, including, if warranted, interviews of the prospective nominee by one or more Governance & Nominating Committee or Board members.
	After completing this evaluation and other steps of the process, the Governance & Nominating Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board.	The Board then determines the nominees after considering the recommendations and report of the Governance & Nominating Committee.

Stockholder Nominations
When an individual is recommended by a stockholder for consideration by the Board as a prospective director candidate, the Governance & Nominating Committee, at the direction of the Committee Chair, makes an initial determination as to whether to conduct a full evaluation of a prospective candidate on a substantially similar basis as it considers other candidates. This initial determination is based on (i) the initial information provided with respect to the prospective candidate, (ii) the Governance & Nominating Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others, (iii) the need for additional Board members to fill vacancies or to expand the size of the Board, and (iv) the likelihood that the prospective nominee will satisfy the Board member criteria described above. If the Governance & Nominating Committee determines, in consultation with the Lead Director and other Board members as appropriate, that additional consideration is warranted, it may request that additional information be gathered about the prospective nominee’s background and experience and that a report be prepared, and may utilize a third-party search firm to assist in such a process. The Governance & Nominating Committee then would evaluate the prospective nominee against the standards and qualifications set out in the Company’s Corporate Governance Guidelines, as outlined above, all in the context of an assessment of the perceived needs of the Board at that point in time.
Any stockholder who desires to nominate a candidate for director must submit the recommendation in writing and follow the procedures set forth in our Second Amended and Restated Bylaws (“Bylaws”). See “Advance Notice Procedures” and “Stockholder Proposals for Inclusion in the Company’s Proxy Materials Relating to the 2024 Meeting” on page 72 of this proxy statement for details regarding the applicable requirements under our Bylaws and Rule 14a-19 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) with respect to stockholder nominees for director.
Board Independence
Pursuant to our Corporate Governance Guidelines, which meet the listing standards adopted by the New York Stock Exchange (“NYSE”) and are available on the Investor Relations portion of our website (http://investors.dicks.com), the Board undertook its annual review of existing director and director nominee independence on March 13, 2024. During this review, the Board considered transactions and relationships between each director and the Company (either directly or as a partner, stockholder or officer of any organization that has a relationship with the Company), including (i) the relationship between the Company and OpenText Corporation, one of our technology service providers, for which Mr. Barrenechea serves as Chief Executive Officer and Chief Technology Officer; (ii) the relationship between the Company and PepsiCo, Inc., a global foodservice provider and one of our vendors, for which Ms. Fink serves as President, Global Foodservice; (iii) the relationship between the Company and Tanger Factory Outlets, Inc., a landlord for three of our store locations, for which Mr. Mathrani serves on the board of directors; (iv) joint charitable events organized by Mr. Fitzgerald or charitable organizations with which he has an affiliation and the Company; (v) the relationship between the Company and Tommy John, Inc., an apparel vendor, for which Mr. Chirico serves on the board of directors and holds a nominal ownership interest; and (vi) Mr. Colombo’s role as trustee of trusts that hold Class B common shares for the benefit of Mr. Stack’s children and his non-leadership position in one of Mr. Stack’s charitable projects. As provided in the Corporate Governance Guidelines, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director or nominee for director is independent in accordance with independence requirements under our Corporate Governance Guidelines and as implemented by the NYSE. As a result of the review, the Board affirmatively determined that all non-employee directors are independent in accordance with the standards set forth in our Corporate Governance Guidelines and independence requirements implemented by the NYSE.

2024 PROXY STATEMENT	21

CORPORATE GOVERNANCE
Board and Committee Structure
Board Leadership Structure
Our Corporate Governance Guidelines provide that the Board may elect its Chair and the Company’s Chief Executive Officer in the manner the Board considers in the best interests of the Company. Furthermore, these positions may be filled by one or two individuals. The Board maintains the flexibility to determine the leadership structure that serves the best interests of the Company and its stockholders and has not adopted a formal policy on separation of the Chair and Chief Executive Officer roles. Beginning in 2021, the roles of Board Chair and Chief Executive Officer of the Company were separated into two separate positions, with Mr. Stack serving as the Board’s Executive Chairman and Ms. Hobart serving as the Company’s President & Chief Executive Officer and Board member.
Our Corporate Governance Guidelines also provide that when the Board’s Chair is not an independent director, the Board will designate a presiding non-employee director, or Lead Director, position.
The Board believes that our current structure is in the best interests of the Company and its stockholders to allow for a successful transition of leadership, while providing strong independent oversight.
Lead Director Role and Responsibilities
The responsibilities of our Lead Director include:
■Approving Board and Committee meeting schedules and agendas (in consultation with the non-management directors and Executive Chairman)
■Recommending Committee composition, including chairs, to the Executive Chairman
■Calling executive sessions of the non-management directors when necessary or appropriate
■Presiding at all meetings at which the Executive Chairman is not present and, if appropriate, apprising the Executive Chairman of the issues considered
■Serving as a liaison between the Executive Chairman and the non-management directors
■Approving the retention of outside advisors and consultants
■Engaging with major stockholders
■Interviewing and providing recommendations on potential director candidates with the Executive Chairman and the Governance & Nominating Committee
■Evaluating the Executive Chairman’s, CEO’s and the Board’s performance with the Governance & Nominating Committee during the Annual Assessment and Self-Assessments process and as otherwise necessary
Lawrence J. Schorr, Lead Director (since 2012)
Mr. Schorr provides leadership and direction to the Company’s independent directors, presides over executive sessions of the Board, evaluates board assessments, and serves as a liaison between the Executive Chairman and the independent directors.
The Board believes that Mr. Schorr is well suited to continue to serve as Lead Director given his extensive operational and legal experience, as well as the specific insights into the Company that he has gained over the course of his service as a director.

22	DICK’S SPORTING GOODS, INC.

CORPORATE GOVERNANCE
Board Committees
The Board has standing Audit, Compensation and Governance & Nominating Committees. Furthermore, the Board may from time to time establish additional committees for specific purposes. Each standing Committee operates under a written charter, all of which are reviewed and may be modified from time to time, and are available on the Investor Relations portion of our website at http://investors.dicks.com.
Each member of our three standing committees meets the requirements for independence under the listing standards of the NYSE, regulations promulgated by the U.S. Securities and Exchange Commission (“SEC”) and the Company’s Corporate Governance Guidelines, as applicable.
During fiscal 2023, the Company modified its Committee composition as follows: Ms. Fink replaced Mr. Schorr as Chair of the Governance & Nominating Committee, joined the Compensation Committee and no longer serves on the Audit Committee; Ms. Ralls-Morrison joined the Audit Committee and no longer serves on the Governance & Nominating or Compensation Committees; and Mr. Eddy joined the Governance & Nominating and Compensation Committees upon his appointment to the Board of Directors.

Audit Committee 2023 MEETINGS: 8
Current Members: Mark J. Barrenechea∗ (Chair), Emanuel Chirico∗, Sandeep Mathrani∗, Desiree Ralls-Morrison

ROLES AND RESPONSIBILITIES:
Primary committee functions include:
■Overseeing the integrity of the audit process, financial reporting and internal accounting controls of the Company
■Overseeing the work of the Company’s financial management team, the Company’s internal auditors and any registered independent public accounting firm employed by the Company (including oversight of its independence and qualifications)
■Overseeing management’s development of, and adherence to, a sound system of internal accounting and financial controls
■Ensuring that internal auditors and outside auditors objectively assess the Company’s financial reporting, accounting practices and internal controls
■Ensuring that an open avenue of communication exists between the Company’s outside auditors, internal auditors and the Board
■Overseeing management’s development of, and adherence to, guidelines and procedures for risk management and compliance, including with respect to financial matters; legal and compliance matters; information technology; cybersecurity and data protection; and environmental, social, and governance (“ESG”) matters
∗         Audit Committee Financial Expert within the meaning of SEC regulations

Governance & Nominating Committee 2023 MEETINGS: 4
Current Members: Anne Fink (Chair), William J. Colombo, Robert W. Eddy, Larry Fitzgerald, Jr., Lawrence J. Schorr, Larry D. Stone

ROLES AND RESPONSIBILITIES:
Primary committee functions include:
■Providing oversight and guidance to the Board to ensure that the membership, structure, policies and processes of the Board and its committees facilitate the effective exercise of the Board’s role in our corporate governance
■Reviewing and evaluating charters, policies and practices with respect to the size, composition and functions of the Board
■Evaluating the qualifications of candidates for election as directors, and recommending such candidates to the full Board
■Advising in connection with management and director succession planning
■Overseeing annual self-evaluations by the Board, its committees and each of our Executive Chairman and President & Chief Executive Officer
■Providing oversight, monitoring and assessing risks and strategies of our overall ESG program, including the establishment of, and progress towards, our ESG-related goals

2024 PROXY STATEMENT	23

CORPORATE GOVERNANCE

Compensation Committee 2023 MEETINGS: 4
Current Members: Larry D. Stone (Chair), William J. Colombo, Robert W. Eddy, Anne Fink, Larry Fitzgerald, Jr., Lawrence J. Schorr

ROLES AND RESPONSIBILITIES:
Primary committee functions include:
■Recommending an overall executive compensation program design for the Company
■Discharging the Board’s responsibilities relating to compensation of the executive officers and directors of the Company
■Monitoring and assessing risk with respect to the Company’s compensation policies, programs and practices
■Reviewing officer compensation recommendations provided by our Executive Chairman, President & Chief Executive Officer, and Chief People and Purpose Officer
■Monitoring and serving as administrator of our Amended and Restated 2012 Stock and Incentive Plan, and approving annual grants of equity and performance-based awards under the plan to executive officers

Compensation Committee Interlocks and Insider Participation
The Compensation Committee currently consists of Messrs. Colombo, Eddy, Fitzgerald, Schorr, Stone and Ms. Fink. None of Messrs. Eddy, Fitzgerald, Schorr, Stone or Ms. Fink has ever been an officer or employee of ours or any of our subsidiaries. Mr. Colombo served as an officer and employee of the Company in various roles from 1988 until 2011.
None of our executive officers serves or has served as a member of the board of directors, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.
Meetings and Attendance
During fiscal 2023, the Board met 7 times. Each director attended at least 75% of the aggregate of all Board and applicable committee meetings during fiscal 2023, either in person or via teleconference, for the period in which they served as a director.
The independent directors conduct regular executive sessions in addition to providing feedback during the course of Board and committee meetings.
The Board strongly encourages its members to attend the Annual Meeting. The Company currently expects that all of its directors will be present during the virtual 2024 Annual Meeting of Stockholders. All of the then-current members of the Board were in attendance at the 2023 Annual Meeting of Stockholders, which was held virtually.

24	DICK’S SPORTING GOODS, INC.

CORPORATE GOVERNANCE
Director Development and Engagement
The Board has an orientation and onboarding program for new directors and provides continuing education opportunities for all directors.

New Director Orientation
The Company’s director orientation program for new directors (which is also available to current directors) is tailored to the needs of each new director, depending on his or her existing areas of expertise and experience. Materials provided to new directors include information on the Company’s vision and strategic direction, financial matters, principal operating businesses, corporate governance practices, Code of Business Conduct, and other key policies and practices. The onboarding process includes a series of one-on-one meetings with members of senior management and their staff for briefings. New directors are also invited to tour the Company’s lab store where it tests new presentations and showcases inventory for upcoming seasons.

Continuing Director Education
We provide each board member with a membership to the National Association of Corporate Directors (NACD) where directors may access education programs relevant to their needs or interests. We also cover the cost for any director who wishes to attend programs and seminars outside of their NACD membership on topics relevant to their service as directors. From time to time, members of management also present to the Board or its committees on new developments in areas relevant to the Company. Furthermore, CEOs and other executive leaders from companies with which we have strategic relationships are periodically invited to present to the Board to discuss their company, the industry and their relationship with the Company. We also schedule visits to Company stores and distribution centers so directors can better understand how we run our business.

Key Areas of Board Oversight
Strategic Oversight

The Board actively oversees the Company’s long-term business strategy to ensure that we are positioned to fulfill our mission to create an inclusive environment where passionate, skilled and diverse teammates thrive, create and build leading brands that serve and inspire athletes, deliver stockholder value through growth and relentless improvement, and make a lasting impact on communities through sport.
The Board continuously engages with management on a variety of topics, including as part of the Board and committee meetings. The Company’s independent directors also regularly hold executive sessions without management present to discuss strategy and related results. In 2023, the Board:

Held an annual two-day strategy session, which included presentations from, and engagement with, senior executives across the Company
Engaged with senior management and emerging leaders of the Company on critical business matters relevant to the Company’s long-term strategy, including key strategic initiatives, enterprise risk management, competitive and economic trends, technology updates, financial/capital decision making, succession planning and other growth opportunities
Visited DICK’S Sporting Goods stores and distribution centers for first-hand observations about the Company’s operations

2024 PROXY STATEMENT	25

CORPORATE GOVERNANCE
Risk Oversight

Board of Directors

■Has responsibility for overall risk management oversight.
■Reviews enterprise risk management at least annually with periodic updates on specific competitive, economic, operational, financial (including reporting, accounting, credit, liquidity and tax), legal, compliance, regulatory, information security, compensation and reputational risks.

Audit Committee	Compensation Committee	Governance & Nominating Committee

Key risks overseen:
■Financial matters
■Legal and compliance matters
■Information security measures
■Internal audit function
■Enterprise risk matters (including risks related to financial; legal and compliance; information technology; cybersecurity and data protection; and ESG matters)
	Key risks overseen: ■Structure of the Company’s compensation practices and philosophy	Key risks overseen: ■Overall governance structure ■Management succession planning ■ESG and sustainability matters

Management

■Company management identifies material risks the Company faces in a timely manner; implements strategies that are responsive to the Company’s risk profile and specific material risk exposure; evaluates risk and risk management with respect to business decision-making throughout the Company; and communicates relevant risk-related information to the Board or appropriate committee, to enable them to conduct appropriate risk management oversight.

Executive Risk & Compliance Committee (“ERCC”)		Internal Audit

■Provides oversight to the Company’s risk and compliance programs, and reinforces Company efforts related to compliance with applicable laws and regulations.
■Identifies compliance risks (including significant and emerging risks), assesses the adequacy of internal compliance programs, enforcement and remediation of issues, and seeks to ensure an ethical workplace.
■Includes senior members of Company management and its material findings are reported to the Audit Committee.

■Provides independent, reasonable objective assurance and consulting services designed to add value and improve the Company’s operations.
■Helps the Company accomplish its objectives by bringing a systematic, disciplined approach to evaluate and improve the effectiveness of risk management, control, and governance processes.
■Overseen by both the Audit Committee and Company management.

26	DICK’S SPORTING GOODS, INC.

CORPORATE GOVERNANCE

OVERSIGHT OF ESG & SUSTAINABILITY
Some of the Company’s strategies and goals related to ESG initiatives are addressed in our “Purpose Playbook,” the Company’s Sustainability Report (covering fiscal 2022) which is available in the Investor Relations section of our website at http://investors.dicks.com. The Sustainability Report is not incorporated by reference into this proxy statement.

LEVELING THE PLAYING FIELD	CLEARING HURDLES	RAISING THE BAR	PROTECTING THE HOME COURT

Creating an inclusive, equitable, diverse, and safe workplace where teammates can thrive	Breaking down barriers to ensure that all communities have a chance to play sports, learn, and prosper	Providing athletes with innovative, responsible products	Addressing our environmental footprint as responsible stewards of the planet
Many of our ESG and sustainability efforts are managed by a cross-functional team that shapes and drives ESG strategy, tracks key performance indicators, addresses challenges, and manages progress toward the Company’s stated goals encompassed in the four pillars above. Management presents ESG and sustainability topics to our Board and its committees during the course of the year. The Governance & Nominating Committee serves as the primary committee assisting the Board in oversight of the Company’s ESG and sustainability work and strategy.

OVERSIGHT OF CYBERSECURITY AND DATA PRIVACY
The privacy and the security of athlete, teammate and Company data remains a Company-wide priority. The Board and specifically, the Audit Committee, work with senior management and the Company’s dedicated Cybersecurity and Privacy teams, comprised of teammates from a variety of functions within the Company, with respect to oversight and management of cybersecurity and data privacy risks. The Company’s Cybersecurity and Privacy teams work in close partnership with multiple internal constituencies to monitor, identify, review and discuss current and emerging data security and privacy matters across the Company and with third-parties, while implementing, enabling and promulgating industry-accepted cybersecurity risk management and compliance frameworks and programming. The Company’s risk management and compliance framework incorporates processes and protocols to ensure sufficient visibility at the Board and Audit Committee level regarding ongoing preventative risk assessment, as well as flexible and efficient incident response and insurance coverages.

2024 PROXY STATEMENT	27

DIRECTOR COMPENSATION
Director Compensation Table—2023

NAME(1) (a)	FEES EARNED OR PAID IN CASH(2) ($) (b)	STOCK AWARDS(3) ($) (c)	OPTION AWARDS ($) (d)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($) (e)	NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($) (f)	ALL OTHER COMPENSATION ($) (g)	TOTAL ($) (h)
Mark J. Barrenechea	$152,500	$180,090	—	—	—	—	$332,590
Emanuel Chirico	$112,500	$180,090	—	—	—	—	$292,590
William J. Colombo	$113,125	$180,090	—	—	—	—	$293,215
Robert W. Eddy(4)	$10,000	$180,069	—	—	—	—	$190,069
Anne Fink	$118,125	$180,090	—	—	—	—	$298,215
Larry Fitzgerald, Jr.	$113,125	$180,090	—	—	—	—	$293,215
Sandeep Mathrani	$112,500	$180,090	—	—	—	—	$292,590
Desiree Ralls-Morrison	$113,125	$180,090	—	—	—	—	$293,215
Lawrence J. Schorr	$165,000	$180,090	—	—	—	—	$345,090
Larry D. Stone	$138,125	$180,090	—	—	—	—	$318,215
(1)Edward W. Stack and Lauren R. Hobart are employees of the Company and do not receive any compensation in connection with their service on the Board. Mr. Stack’s and Ms. Hobart’s 2023 compensation is reported in the “Summary Compensation Table” and the other compensation tables in this proxy statement.
(2)Amounts reflect fees paid in calendar 2023.
(3)The values set forth in this column represent the aggregate grant date fair value, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation — Stock Compensation (excluding the effect of forfeitures), of the restricted stock awards or restricted stock unit awards granted to each non-employee director on June 14, 2023, other than Mr. Eddy, who was granted restricted stock units on September 13, 2023 after joining the Board. The grant date fair value of each award was computed based on the closing price of the Company’s common stock on June 14, 2023, which was $135.00 per share, other than Mr. Eddy’s award, which was computed based on the closing price of the Company’s common stock on September 13, 2023, which was $110.88 per share. The number of shares of unvested restricted stock or restricted stock units outstanding as of February 3, 2024 was 2,008 for each non-employee director other than Mr. Eddy, who had 1,624 shares of unvested restricted stock units outstanding.
(4) Mr. Eddy joined the Board on September 13, 2023 and as such, his retainer and committee fees have been pro-rated for his time of service.

28	DICK’S SPORTING GOODS, INC.

DIRECTOR COMPENSATION
Understanding Our Director Compensation Table
In fiscal 2023, as shown below, each non-employee director received an annual cash retainer paid quarterly (on a prorated basis, with respect to Mr. Eddy) and a grant of restricted stock following the Annual Meeting of Stockholders, to the extent they were then-serving on the Board. These restricted stock grants vest on the sooner to occur of the first anniversary of the date of grant or the next Annual Meeting of Stockholders. In connection with his appointment in September 2023, Mr. Eddy received an appointment grant of restricted stock that will vest on the one-year anniversary of the grant date. Non-employee directors also receive additional cash retainers based on their committee memberships and status as the Lead Director.

+

$100,000 Annual Retainer
$180,000 Annual Grant or Appointment Grant of Restricted Stock

Non-employee directors are reimbursed for expenses incurred by them in connection with the performance of their duties, including attending Board and committee meetings and continuing education, are eligible to participate in the Company’s employee discount program, and may receive nominal holiday gifts and product samples from time to time.
Director Equity Compensation
■Equity makes up a meaningful portion of the directors’ overall compensation mix, which provides alignment of interests with our stockholders.
■Because all directors are elected for one-year terms, the equity vesting period is one year.
■To further align director and stockholder interests, we also maintain director stock ownership guidelines equal to five times (5x) the value of the annual cash retainer.
■As of the record date for the 2024 Annual Meeting, all directors were in compliance with this requirement, with the exception of Mr. Eddy, who joined the Company’s Board in September 2023 and has a period of 5 years from his appointment date to come into compliance.
Non-Employee Director Compensation Deferral Plan
The Board adopted a Non-Employee Director Deferral Plan in March 2023 (“Director Deferred Compensation Plan”) under which our non-employee directors may defer all or a portion of their annual or appointment equity award until (1) a future date specified by the director, (2) the date the director ceases to serve as a member of the Board or (3) the earlier or later to occur of the foregoing. Directors must make any deferral election on or before December 31 of the year preceding the grant of the annual equity award or, in the case of equity awards granted in the year of the plan’s adoption or appointment grants made to a newly-elected director, within thirty days of the date the director becomes eligible to participate in the Director Deferred Compensation Plan. When a non-employee director elects to defer all or portion of an equity award pursuant to the Director Deferred Compensation Plan, the portion of the award being deferred is awarded as restricted stock units with the same vesting provisions as the corresponding restricted stock awards, with the settlement of such units deferred pursuant to the terms of the Director Deferred Compensation Plan and the deferral elections of the non-employee director.

2024 PROXY STATEMENT	29

EXECUTIVE COMPENSATION

ITEM 2 Non-Binding Advisory Vote to Approve Compensation of Named Executive Officers

The Board unanimously recommends a vote “FOR” the approval, on a non-binding advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement.

As we have done each year since our 2011 Annual Meeting of Stockholders, and as required by Section 14A of the Exchange Act, we provide our stockholders with the opportunity to vote to approve, on a non-binding and advisory basis, the compensation of our named executive officers, which is currently undertaken on an annual basis. Since the vote on this compensation program is advisory in nature, it will not affect any compensation already awarded to any named executive officer and will not be binding on or overrule any decisions made by the Compensation Committee or the Board. The vote on this resolution is not intended to address any specific element of compensation. Rather, this vote relates to the compensation of our named executive officers as a whole, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.
As discussed within “Compensation Discussion and Analysis,” our compensation program, overseen by our Compensation Committee, is designed to align executive pay with Company performance, and we seek to closely align the interests of our named executive officers with the interests of our stockholders.
The Compensation Committee and the Board will consider the results of this advisory vote when formulating future executive compensation policy. The results of this vote will serve as an additional tool to guide the Compensation Committee and the Board in aligning the Company’s executive compensation program with the interests of the Company and its stockholders. The results of this vote will also guide the Compensation Committee and the Board to ensure that our executive compensation program is consistent with our commitment to high standards of corporate governance. With respect to the prior year’s vote undertaken at the 2023 Annual Meeting, the Company received more than 99% approval of votes cast with respect to the 2022 compensation paid to our NEOs.
We ask our stockholders to vote on the following resolution at the 2024 Annual Meeting:
“RESOLVED, that the Company’s stockholders approve on an advisory basis the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2024 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and narrative disclosure.”

30	DICK’S SPORTING GOODS, INC.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Named Executive Officers
This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation program, including a discussion of the philosophy and intent of the material elements of the program. The discussion is focused on our named executive officers for fiscal 2023.

Edward W. Stack Executive Chairman	Lauren R. Hobart President & Chief Executive Officer	Navdeep Gupta Executive Vice President — Chief Financial Officer	Raymond A. Sliva Executive Vice President — Stores	Vlad Rak Executive Vice President — Chief Technology Officer
Performance Highlights
In 2023, which was a 53-week year as a result of our retail calendar fiscal year, we delivered the largest sales year in the Company’s history of $12.98 billion dollars. We also achieved an earnings before income taxes margin (“EBT margin”) of more than 10% and delivered earnings per diluted share of $12.18 and non-GAAP earnings per diluted share of $12.911. When comparing our performance this year versus fiscal 2022:

2023 PERFORMANCE VERSUS 2022

INCREASE IN SALES	% INCREASE IN SALES	INCREASE IN GROSS MARGIN
$616M	+5.0%	28 BPS

EBT MARGIN	INCREASE IN EARNINGS PER DILUTED SHARE	GAIN IN MARKET SHARE
10.2%		~50 BPS
13%
versus 11.2% in 2022		Increase from ~ 8% to ~8.5% of $140B total addressable market share[2]

Furthermore, for 2023, we returned $1.0 billion to stockholders, with approximately $650 million of share repurchases and $350 million in dividends. In the first quarter of 2024, we declared a 10% increase in our quarterly dividend, equivalent to an expected annualized dividend of $4.40 per share, and marks the tenth consecutive year that our stockholders have benefited from a dividend increase. The declaration of future dividends, including the per share amount, are subject to the final determination of our Board of Directors and are dependent upon multiple factors including future earnings, cash flows, financial requirements and other considerations.
1 Represents a non-GAAP financial measure. See Appendix A for the GAAP to non-GAAP reconciliations and related information.
2 DKS 2023 net sales excluding categories with limited market data / ~$140B Total Addressable Market. Source: Circana and Proprietary Data.

2024 PROXY STATEMENT	31

EXECUTIVE COMPENSATION
Executive Summary
Our Compensation Philosophy
To fulfill the mission and purpose of DICK’S Sporting Goods, we must have an executive management team focused on helping us continue as a leading omni-channel sporting goods retailer in a highly competitive, consumer-driven marketplace. As such, our executive compensation philosophy is guided by the following principles:

LINK PAY TO PERFORMANCE TO DRIVE STRATEGIC GOALS	ENSURE COMPETITIVE PAY
We link a significant portion of executive compensation to Company performance, causing it to be “at risk,” with payout being tied directly to achievement of our financial performance goals. Each incentive program is distinct and is typically structured to reward the achievement of financial, operational and strategic goals established at the beginning of the performance period.

We generally set elements of compensation within a range based on the market median, but we are willing to compensate above market median for leaders with critical skills that will help us achieve outstanding performance.

USE MULTIPLE TIME HORIZONS	CREATE LONG-TERM VALUE FOR STOCKHOLDERS
Our use of multiple performance and vesting periods creates an aggregate compensation program that drives the achievement of financial, operational and strategic goals over both the short and long term.

The Compensation Committee believes that our compensation program creates balanced incentives for our named executive officers that encourage them to grow the Company in a disciplined, focused manner with a view toward long-term success and that align the interest of executives with those of stockholders, while avoiding unnecessary risk taking.

32	DICK’S SPORTING GOODS, INC.

EXECUTIVE COMPENSATION
Compensation Practices
We strive to align our executive compensation program with the interests of the Company and our stockholders. The chart below highlights certain pay practices that we utilize and those that we avoid.

Pay Practices We Utilize	Pay Practices We Avoid
■Pay is linked to performance
■Threshold gate is utilized in incentive plans so payouts are not made if key incentive goals are not met
■Performance metrics are aligned with the Company’s strategy
■Dividends on unvested restricted stock are forfeited if vesting conditions are not met
■Stock ownership guidelines align interests of executives and stockholders
■Perquisites are limited

■No change-in-control or excessive severance agreements
■No tax gross-ups other than for relocation benefits
■No repricing underwater stock options
■No short-sales, no hedging or other monetization transactions; restricted pledging transactions are strongly discouraged

We believe these pay practices create an overall compensation program designed to motivate and reward our teammates, including executive officers, for their performance on a short-term and long-term basis and for taking appropriate business risks. Further, these pay practices help to ensure that excessive or unnecessary risk taking is mitigated, and encourage a level of risk taking that is not reasonably likely to have a material adverse effect on the Company.
Consideration of 2023 Say-On-Pay Vote
We held an advisory vote at the 2023 Annual Meeting of Stockholders where we asked our stockholders to approve, on a non-binding advisory basis, the compensation paid to our named executive officers in 2022. The Company received more than 99% approval of the votes cast with respect to the 2022 compensation paid to our named executive officers.
Due to the ten-to-one voting power held by holders of the Class B common stock, the Compensation Committee also considered the voting results solely from the holders of the Company’s common stock. The Committee took into account the level of stockholder support received, among other factors, in establishing the Company’s 2023 compensation policies and programs.

2024 PROXY STATEMENT	33

EXECUTIVE COMPENSATION
Principal Elements of Our 2023 Executive Compensation
Our pay elements are crafted to motivate our executives to drive Company development and evolution by offering both short-term and long-term incentive awards, and a mix of both time- and performance-based vesting requirements, each of which aligns the interests of our executives with our stockholders and encourages focus on growth over both the short and long term.
Overall, a considerable portion of the compensation payable to our named executive officers is “pay-at-risk.” The following chart illustrates the allocation of our various pay components for fiscal 2023. The percentages shown below are based on our named executive officers’ actual pay, which may differ from the target pay due to Company and individual performance.

	EXECUTIVE CHAIRMAN	CEO	OTHER NEOS

Base Salary				■Base salary provides reasonable yet market-competitive fixed pay reflective of an executive’s role, responsibilities and individual performance.
Short-Term Incentive Program (STIP)				■Payout under the 2023 STIP was based on achievement of Adjusted Non-GAAP EBT goals that were aligned with our annual operating plan.
Annual Equity Awards	Performance Unit Award
■The performance goals related to our 2023 performance unit award are based on the achievement of Adjusted Net Sales (50%) and Adjusted Non-GAAP EBT (50%) in 2023.
■No performance units may be earned unless a threshold level of Adjusted Non-GAAP EBT is achieved regardless of the achievement of Adjusted Net Sales goals.
■Performance unit awards cliff vest after three years (subject to achievement of the performance goals).

	Restricted Stock Award			■Restricted stock awards cliff vest after three years and incentivizes retention.

Long-Term Incentive Program (LTIP)
■The performance goals related to our 2023 LTIP are based on the achievement of Adjusted Net Sales, Adjusted Non-GAAP EBT, and Adjusted Merchandise Margin over a two-year cumulative performance period, 2023 and 2024.
■No performance units may be earned unless a threshold level of Adjusted Non-GAAP EBT is achieved regardless of the achievement of other goals.
■Performance unit awards cliff vest after two years (subject to achievement of the performance goals).

The compensation totals reported in the Summary Compensation Table were used to calculate the pay percentages shown in the illustration above. For the short-term incentive program, the actual payout amount was used. For the annual equity awards and long-term incentive award, the grant date award values were used. Columns may not sum due to rounding.

34	DICK’S SPORTING GOODS, INC.

EXECUTIVE COMPENSATION
Base Salary
The Compensation Committee sets base salaries for NEOs after examining market data provided by Willis Towers Watson (our independent executive compensation advisor) and comparing against peers from the retail industry. The Compensation Committee considers salary adjustments at its regularly scheduled March meeting with those adjustments becoming effective in April each year.
The base salary for each named executive officer for 2023, as well as the percent change over 2022, is illustrated in the chart below. We provided base salary increases to Ms. Hobart, Mr. Gupta and Mr. Rak to better align with market pay for their roles.

NAME	POSITION DURING 2023	2022 SALARY	2023 SALARY	% CHANGE
Edward W. Stack	Executive Chairman	$1,200,000	$1,200,000	—%
Lauren R. Hobart	President & Chief Executive Officer	$1,200,000	$1,300,000	8.3%
Navdeep Gupta	Executive Vice President — Chief Financial Officer	$592,250	$700,000	18.2%
Raymond A. Sliva	Executive Vice President — Stores	$675,000	$675,000	—%
Vlad Rak	Executive Vice President — Chief Technology Officer	$625,327	$675,000	7.9%
Short-Term Performance-Based Incentive Awards
Introduction
Our short-term incentive program (“STIP”) is an annual cash-based performance incentive award program, with performance measured by achievement of annual operating plan metrics, and which requires a gating threshold level of financial performance be achieved for any payout to occur. The Compensation Committee has discretionary authority in determining the actual STIP payout for each executive, and to exclude certain unusual or non-recurring items from the relevant calculations, in accordance with the terms of our Amended and Restated 2012 Stock and Incentive Plan (the “2012 Plan”).
Each executive’s STIP payout is calculated by applying the following formula:

Eligible Earnings(1)	X	Target Payment (% of Eligible Earnings)	X	% Attainment	=	Actual STIP Payout
(1)Eligible earnings reflects base salary earned by the executive during the fiscal year, which includes 53 weeks for fiscal 2023.
STIP payments are paid for the most recently completed fiscal year (assuming performance levels have been met) as soon as administratively practical after the amounts are determined and certified by the Compensation Committee.
2023 STIP Award Opportunities
Potential payout under the STIP is established at varying performance levels, as a percentage of each named executive officer’s earned base salary, referred to as Eligible Earnings. The 2023 award opportunities for our NEOs are illustrated in the table below.

		THRESHOLD	TARGET	MAXIMUM
NAME	POSITION DURING 2023	(AS A % OF ELIGIBLE EARNINGS)
Edward W. Stack	Executive Chairman	90%	210%	400%
Lauren R. Hobart	President & Chief Executive Officer	87.5%	175%	350%
Navdeep Gupta (1)	Executive Vice President — Chief Financial Officer	60%	75%	150%
Raymond A. Sliva	Executive Vice President — Stores	60%	75%	150%
Vlad Rak	Executive Vice President — Chief Technology Officer	60%	75%	150%
(1)In March 2023, Mr. Gupta’s threshold, target, and maximum STIP award opportunities were increased from 56%, 70%, and 140% to 60%, 75%, and 150%, respectively.

2024 PROXY STATEMENT	35

EXECUTIVE COMPENSATION
2023 STIP Performance Goals and Results
We establish performance goals for the STIP at the beginning of each year as part of our annual operating plan, and have historically established threshold, target, and maximum payout goals based on adjusted consolidated earnings before taxes (“Adjusted Non-GAAP EBT”).

Financial Metric	How Calculated	Rationale
Adjusted Non-GAAP EBT
Adjusted consolidated earnings before taxes excludes certain items as pre-approved by the Compensation Committee in accordance with the terms of the 2012 Plan; Adjusted Non-GAAP EBT for fiscal 2023 was determined based on Non-GAAP EBT (in thousands) as reported on Appendix A of $1,402,964, adjusted, for fiscal year 2023, to reflect litigation related costs, charges associated with store closings, operating results of acquired companies, asset write-downs, and legal fees related to acquired companies.
We believe this metric both demonstrates results for our stockholders and can be positively driven by our teammates.
Attainment of the threshold, target, or maximum Adjusted Non-GAAP EBT goal correlates with a payment under the STIP equaling a percentage of the NEO’s Eligible Earnings as described above. The Company uses interpolation to calculate the specific amount of the payout for each NEO when actual results fall between the threshold and low target goals and between high target and maximum goals. In the event that the threshold Adjusted Non-GAAP EBT goal is not achieved, no incentive payments are awarded under the STIP.
The 2023 actual Adjusted Non-GAAP EBT achieved and the predetermined goal levels were as follows:

		TARGET RANGE
2023 PERFORMANCE GOAL	THRESHOLD	LOW	HIGH	MAXIMUM

Adjusted Non-GAAP EBT* (millions)
Payout Opportunity (as % of Target)	80%	100%	100%	200%
*    See Appendix A for GAAP to non-GAAP reconciliations.
2023 STIP Payouts
The 2023 STIP payments for our named executive officers are illustrated in the table below.

				ACTUAL STIP PAYOUT
NAME	ELIGIBLE EARNINGS	TARGET PAYMENT (% OF ELIGIBLE EARNINGS)	ATTAINMENT (%)		% ELIGIBLE EARNINGS
Edward W. Stack	$1,223,077	210%	100%	$2,568,462	210%
Lauren R. Hobart	$1,305,769	175%	100%	$2,285,096	175%
Navdeep Gupta (1)	$692,740	75%	100%	$515,455	74%
Raymond A. Sliva	$687,981	75%	100%	$515,986	75%
Vlad Rak	$678,428	75%	100%	$508,821	75%
(1)In March 2023, Mr. Gupta’s threshold, target, and maximum STIP award opportunities increased from 56%, 70%, and 140%, respectively, to 60%, 75%, and 150%, respectively. Mr. Gupta’s STIP payout was prorated based on time worked under each payout level.

36	DICK’S SPORTING GOODS, INC.

EXECUTIVE COMPENSATION
Annual Equity Incentive Awards
Introduction
Long-term equity compensation is a key element of our executive compensation program. It is used to drive behaviors that promote long-term growth and financial success, ensure balance between short- and long-term performance, align executive and stockholder interests, maintain continuity of executive talent, and create a connection between individual pay and the long-term performance of the Company. Equity compensation also reinforces an ownership mentality among executives.
Annual equity awards are made to our named executive officers in amounts that take into consideration Company and individual performance, an individual’s ability to grow and add long-term value, share usage, stockholder dilution, and benchmarking information provided by management’s compensation consultant. In 2023, the Compensation Committee used two forms of equity compensation:

Restricted Stock – designed to reward executives for increases in stockholder value (through our stock price) as well as maintain the continuity of our leadership.	These awards generally vest 100% on the third anniversary of the grant date, which enhances the retentive and motivational value of the awards and balances the value delivered over time.

Performance Unit Awards – designed to drive results based upon achievement of certain pre-established performance metrics relating to the fiscal year in which the award was granted.	These awards generally vest 100% on the third anniversary of the grant date, provided the applicable performance goals were achieved for the fiscal year in which the award was granted.

Our equity awards are forfeited if the recipient fails to remain employed through the vesting period. Holders of unvested restricted stock are entitled to vote the underlying shares but holders of performance unit awards are not entitled to vote the underlying shares until the performance units are converted to shares upon vesting. Holders of restricted stock and performance units receive dividend rights, which accrue and are delivered on the vesting date only if the holder remains employed by the Company. Special grants of equity awards may also be authorized by the Compensation Committee for, among other things, new hires and promotions, exceptional performance or retention purposes.
2023 Annual Equity Incentive Awards
As is its normal practice, the Compensation Committee determined the annual equity grant for each of our named executive officers at its regularly scheduled March 2023 meeting, with the total grant value divided as follows:

	RESTRICTED STOCK	PERFORMANCE UNIT AWARDS
Executive Chairman; President & CEO
Other NEOs
The Compensation Committee believes that a value-based approach ensures greater alignment and consistency with the external market and provides greater stability in managing equity expense. As such, the Committee grants annual equity awards to each named executive officer between 0% to 300% of an officer’s target value based on Company and individual performance, individual potential, data provided by management’s compensation consultant, and the practices of the Retail Peer Group (discussed below).

2024 PROXY STATEMENT	37

EXECUTIVE COMPENSATION
Each of the named executive officers received an annual equity grant. The table below shows the value of the restricted stock and performance units at the time of grant and the target value of each officer’s annual equity award. The performance unit awards shown below when issued were subject to forfeiture based on failure to achieve required performance levels, or partial vesting between 50% and 200% of the value shown below based on performance levels achieved. See “2023 Performance Units Earned” below for a discussion of the performance levels actually achieved in 2023.

NAME	TARGET AWARD VALUE	RESTRICTED STOCK GRANT DATE VALUE	PERFORMANCE UNIT GRANT DATE VALUE	TOTAL AWARD GRANT DATE VALUE(1)
Edward W. Stack	$10,000,000	$5,000,101	$5,000,101	$10,000,202
Lauren R. Hobart	$7,250,000	$3,625,091	$3,625,091	$7,250,183
Navdeep Gupta	$900,000	$945,126	$405,012	$1,350,138
Raymond A. Sliva	$900,000	$630,035	$270,057	$900,092
Vlad Rak	$900,000	$945,126	$405,012	$1,350,138
(1)Fractional shares are rounded up when determining the grant date value of an award.
2023 Performance Unit Goals
The actual number of performance units earned by the named executive officers is determined by the following formula:

Target # of Units	X	% Attainment	=	Actual # of 2023 Performance Units Earned
The targets for the performance share awards were established at the time of grant and related to the Company’s fiscal 2023 Adjusted Non-GAAP EBT and Adjusted Net Sales.

FINANCIAL METRICS	RATIONALE
Adjusted Non-GAAP EBT (50%)*
Adjusted Non-GAAP EBT and Adjusted Net Sales goals ensure focus on both top-line and bottom-line performance. Threshold level for Adjusted Non-GAAP EBT must be achieved for any performance units to be earned, regardless of Adjusted Net Sales results.

Adjusted Net Sales (50%)
*     See Appendix A for the GAAP to non-GAAP reconciliations.

Financial Metric	How Calculated	Rationale
Adjusted Net Sales
Adjusted Net Sales excludes certain items as pre-approved by the Compensation Committee in accordance with the terms of the 2012 Plan; Adjusted Net Sales for fiscal 2023 was determined based on Net Sales (in thousands) of $12,984,399, adjusted, for fiscal year 2023, to exclude net sales from acquired companies.
We believe this metric both demonstrates results for our stockholders and can be positively driven by our teammates.
2023 Performance Units Earned
As shown below, the Company’s Adjusted Non-GAAP EBT results fell within the target range of the Company’s performance goals, while the Company’s Adjusted Net Sales fell between the high range of target and maximum.

38	DICK’S SPORTING GOODS, INC.

EXECUTIVE COMPENSATION

2023 PERFORMANCE GOALS	WEIGHT	THRESHOLD	TARGET RANGE		MAXIMUM
			LOW	HIGH
Adjusted Non-GAAP EBT* (millions)	50%
Adjusted Net Sales (millions)	50%
Payout Opportunity (as % of Target)		50%	100%	100%	200%
*    See Appendix A for GAAP to non-GAAP reconciliations.
Consequently, the named executive officers achieved 110.14% attainment of the target performance unit criteria. The performance unit awards will vest on the third anniversary of the grant date.

NAME	SHARES GRANTED (#)	GRANT DATE VALUE	PERFORMANCE CRITERIA PAYOUT	SHARES EARNED (#)
Edward W. Stack	33,975	$5,000,101	110.14%	37,420
Lauren R. Hobart	24,632	$3,625,091	110.14%	27,130
Navdeep Gupta	2,752	$405,012	110.14%	3,031
Raymond A. Sliva	1,835	$270,057	110.14%	2,021
Vlad Rak	2,752	$405,012	110.14%	3,031
2023 Long-Term Incentive Program (LTIP) Award
The Company uses special performance-based restricted shares from time to time to further align executive performance with the Company’s long-term strategy. These awards are not annual awards and are not designed to provide an opportunity for annual vesting. Instead, these performance-based unit awards are specifically tailored around the Company’s long-term strategic goals. Most recently, the Company granted performance-based long-term restricted stock awards on April 3, 2023 (“2023 LTIP Award”). The 2023 LTIP Award is intended to create additional alignment between executive compensation and stockholder value creation, ensure focus on key organizational initiatives, provide financial motivation to Company leaders, and increase retention of senior leaders.
Our named executive officers were granted performance units under the 2023 LTIP Award, which vest at the end of a two-year period from the grant date only upon attainment of certain performance goals achieved during the 2023 and 2024 fiscal years ("2023 LTIP Performance Period"). The total number of shares that may be earned under the 2023 LTIP Award will be based on the attainment of metrics related to Adjusted Net Sales, Adjusted Non-GAAP EBT, and adjusted merchandise margin (collectively, the "2023 LTIP Performance Criteria") during the 2023 LTIP Performance Period. Furthermore, no award will be earned under the 2023 LTIP unless a minimum level of Adjusted Non-GAAP EBT is achieved during the 2023 LTIP Performance Period. Calculation of Adjusted Non-GAAP EBT excludes certain items approved by the Compensation Committee, including, but not limited to, asset write-downs, charges associated with store closings, and litigation or claim judgments or settlements. See Appendix A for the GAAP to non-GAAP reconciliations.
While the 2023 LTIP Performance Criteria is confidential, after reviewing the Company’s historical performance and consideration of the Company’s business plan, the Compensation Committee considers the 2023 LTIP Performance Criteria to be challenging but attainable. For an executive officer to earn and receive the 2023 LTIP Award, the executive officer must remain an employee of the Company until the end of the 2023 LTIP vesting period (i.e., April 2025), except in certain specified circumstances set forth in the award agreement.
The 2023 LTIP Award will not vest and will be forfeited in their entirety based on failure to achieve required performance levels, or, if they do vest, the 2023 LTIP Award may partially vest between 50% and 200% of the target value based on performance levels achieved. The target value of the 2023 LTIP Award granted to the Company’s named executive officers are as follows:

2024 PROXY STATEMENT	39

EXECUTIVE COMPENSATION

NAME	TARGET AWARD VALUE
Edward W. Stack	$1,500,000
Lauren R. Hobart	$2,500,000
Navdeep Gupta	$1,250,000
Raymond A. Sliva	$1,250,000
Vlad Rak	$1,250,000
Summary of 2024 Compensation Decisions
The compensation changes for our NEOs for fiscal 2024 are highlighted below. Based on the positive support received from stockholders in the 2023 proxy say-on-pay vote, the Compensation Committee decided that no material changes to the compensation structure were necessary for 2024.
Base Salary
The 2024 salary for each named executive officer, as well as the percent change over 2023, is illustrated in the chart below:

NAME	TITLE	2023 SALARY	2024 SALARY	% CHANGE
Edward W. Stack	Executive Chairman	$1,200,000	$1,250,000	4.2%
Lauren R. Hobart	President & Chief Executive Officer	$1,300,000	$1,350,000	3.8%
Navdeep Gupta	Executive Vice President — Chief Financial Officer	$700,000	$750,000	7.1%
Raymond A. Sliva	Executive Vice President — Stores	$675,000	$695,000	3.0%
Vlad Rak	Executive Vice President — Chief Technology Officer	$675,000	$695,000	3.0%
STIP Award Opportunities
Potential payout under the 2024 STIP was established at varying performance levels, as a percent of each named executive officer’s earned base salary as illustrated below:

		THRESHOLD	TARGET	MAXIMUM
NAME	TITLE	(AS A % OF ELIGIBLE EARNINGS)(1)
Edward W. Stack	Executive Chairman	90%	210%	400%
Lauren R. Hobart	President & Chief Executive Officer	87.5%	175%	350%
Navdeep Gupta	Executive Vice President — Chief Financial Officer	60%	75%	150%
Raymond A. Sliva	Executive Vice President — Stores	60%	75%	150%
Vlad Rak	Executive Vice President — Chief Technology Officer	60%	75%	150%
(1)Eligible earnings is equal to base salary earned by the executive during the fiscal year.
Annual Equity Award
The table below shows the target award value and the actual award value at the time of grant made to each of the named executive officers pursuant to the Company’s annual equity grant in 2024.

NAME	AGGREGATE TARGET AWARD VALUE	ACTUAL AWARD VALUE(1)
Edward W. Stack	$10,000,000	$10,000,000
Lauren R. Hobart (2)	$7,500,000	$7,500,000
Navdeep Gupta	$900,000	$1,350,000
Raymond A. Sliva	$900,000	$1,350,000
Vlad Rak	$900,000	$1,125,000
(1)Mr. Stack’s and Ms. Hobart’s annual equity award was split evenly between restricted stock and performance units. The equity awards for the other executives were split 70% restricted stock and 30% performance units.
(2)The aggregate target award value was increased from $7,250,000 for Ms. Hobart.

40	DICK’S SPORTING GOODS, INC.

EXECUTIVE COMPENSATION
Compensation-Setting Process
We utilize a combination of objective data along with the Company’s business needs in the compensation decision-making process, and we strive to ensure that our programs are complementary, balance risk, and support both the short- and long-term objectives of the Company.
Roles and Responsibilities

Board
■Upon the recommendation of the Compensation Committee, considers and finalizes all aspects of the compensation of the Executive Chairman and President & Chief Executive Officer in an executive session of independent directors.

Compensation Committee Comprised entirely of “Non-Employee Directors” for purposes of Rule 16b-3 under the Exchange Act
In the compensation-decision making process for our Executive Chairman and President & Chief Executive Officer
■Reviews benchmarking data, the Company’s historical performance against performance targets for incentive compensation awards, the Company’s overall financial performance and our Executive Chairman’s and President & Chief Executive Officer’s overall performance. The Compensation Committee may also discuss these matters directly with our Executive Chairman and President & Chief Executive Officer.
■Recommends to the Board compensation levels and performance targets under our STIP, annual equity incentive awards and any LTIP for our Executive Chairman and President & Chief Executive Officer, and also determines whether and to what extent pre-established performance targets have been met.
■Recommends to the Board all components of our Executive Chairman’s and President & Chief Executive Officer’s compensation, including base salary, STIP, annual equity awards and any LTIP.
In the compensation-decision making process for our other Named Executive Officers
■Responsible for approving all components of executive compensation as well as for approving performance targets for our STIP, annual equity awards and any LTIP, and determining whether and to what extent any pre-established performance targets have been met.
■Reviews and approves all new and revised executive compensation programs.

Chief People & Purpose Officer
In the compensation-decision making process for our Executive Chairman and President & Chief Executive Officer
■Works with management’s compensation consultant to develop and review benchmarking information.
In the compensation-decision making process for our other Named Executive Officers
■Works with our Executive Chairman and President & Chief Executive Officer to develop recommendations for all components of the officer’s compensation, including recommending compensation levels and performance targets under our STIP, annual equity awards, and any LTIP.
■Reviews the recommendations with the Compensation Committee.

Executive Chairman and President & Chief Executive Officer
In the compensation-decision making process for our other Named Executive Officers
■Work with our Chief People & Purpose Officer to develop recommendations for all components of an officer’s compensation, including recommending compensation levels and performance targets under our STIP, annual equity awards, and any LTIP.
■Make recommendations regarding the compensation of our Chief People & Purpose Officer.
■Review the recommendations with the Compensation Committee.

Management’s Compensation Consultant
■Provides market data, benchmarking research, survey information, peer group advice, and other research relating to executive compensation.
■Works directly with our human resources team, including our Chief People & Purpose Officer.

2024 PROXY STATEMENT	41

EXECUTIVE COMPENSATION
Competitive Market Positioning
In 2023, management retained Willis Towers Watson as its compensation consultant. All research for executive compensation conducted by Willis Towers Watson is provided to the Compensation Committee directly by management. The Compensation Committee may work with its own compensation consultant as it deems necessary, but generally believes that it is preferable to coordinate with management in working with a consultant to ensure seamless administration of our compensation program.
In fiscal 2023, the aggregate fees paid to Willis Towers Watson for their services in assisting with the determination and recommendation as to the form and amount of director and executive compensation were $110,351, and the aggregate fees for additional services provided to the Company by Willis Towers Watson or its subsidiaries were $171,214. The Compensation Committee evaluated the independence of Willis Towers Watson under applicable NYSE rules, including the services provided and the associated fees paid, and has concluded that Willis Towers Watson was independent and that its engagement did not present any conflicts of interest.
Company management engaged Willis Towers Watson to review, analyze and make recommendations with respect to our named executive officer compensation, both as to individual components as well as the comprehensive package. Each pay component utilized by the Company in 2023 was analyzed using publicly available compensation data for peer group companies and general retail compensation survey data provided by Willis Towers Watson.
As part of its engagement in 2023, Willis Towers Watson conducted a review of the direct compensation components paid to our named executive officers against a specific benchmark retail group, with a focus on base pay, annual performance incentive pay and stock-based compensation. This benchmark retail group, consisting of 16 companies (referred to as the “Retail Peer Group”), was selected based on the following attributes:
■publicly-held retailers, with an emphasis on specialty retailers;
■retailers with annual revenues between one-half and two and one-half times the Company’s annual revenue; and
■retailers with a similar overall business model and/or with which we compete for executive talent.
The Compensation Committee may also include retailers that narrowly miss the quantitative screening criteria but are otherwise strong candidates for inclusion. The Retail Peer Group is reviewed, updated, and approved annually by the Compensation Committee and may change periodically based on each component retailer’s continued satisfaction of our selected attributes, as well as the overall competitive environment for executive talent.
The Retail Peer Group for 2023 compensation recommendations was comprised of the following companies:

Peer Group Companies
Academy Sports & Outdoors, Inc.	Burlington Stores, Inc.	NIKE, Inc.	Tractor Supply Company
Advance Auto Parts, Inc.	Dollar Tree, Inc.	Ralph Lauren Corporation	Ulta Beauty Inc.
AutoZone, Inc.	Foot Locker, Inc.	Ross Stores, Inc.	VF Corporation
BJ’s Wholesale Club Holdings, Inc.	Kohl’s Corporation	The Gap, Inc.	Williams-Sonoma, Inc.

42	DICK’S SPORTING GOODS, INC.

EXECUTIVE COMPENSATION
Additional Compensation Practices
Stock Ownership Guidelines
The Compensation Committee maintains stock ownership guidelines to further align the interests of our executive officers and directors with the interests of our stockholders and to encourage long-term stock ownership. The guidelines apply for so long as the executive officer occupies such position.
The stock ownership guidelines for named executive officers and directors are shown below as multiples of base salary and annual cash retainer, respectively:

ROLE	STOCK OWNERSHIP REQUIREMENT
Executive Chairman and President & Chief Executive Officer
Executive Vice Presidents
Other Executive Officers
Directors
All shares of common stock beneficially owned by the executive officer or director, including time-based and performance-based restricted stock and stock underlying exercisable and unexercisable stock options, as well as shares of Class B Common Stock, are counted towards the ownership requirement. Executive officers have three years from the time they become subject to the guidelines to satisfy the ownership guidelines. Each director has five years from his or her appointment date to satisfy the ownership guidelines. Executive officers and directors also will have additional time to satisfy the ownership guidelines upon any increase to the ownership requirements. Compliance with these guidelines is reviewed every year based on the record date for the Company’s annual meeting of stockholders. If an executive officer or director does not meet the ownership requirement within the time prescribed, he or she will not be permitted to sell net shares obtained through stock option exercises or released in connection with the vesting of restricted stock until the ownership requirement is met.

As of the record date for the 2024 Annual Meeting, all named executive officers and all directors, with the exception of Mr. Eddy who joined the Board in September 2023, were in compliance with the stock ownership requirements.

Perquisites and Other Personal Benefits
Perquisites are not a material component of our executive compensation program. With the exception of limited perquisites available to our Executive Chairman, our executive officers do not receive personal benefits that are not otherwise widely available to employees, except as described below. Our Executive Chairman receives certain life and disability insurance and country club membership benefits. The Company leases suites at certain sporting event venues for business purposes. Executive officers and employees may have the opportunity to use tickets at individual events if the suites are not being used for business purposes. There is no incremental cost to the Company for providing these individual tickets to employees. Executive officers may also receive certain relocation and limited commuting expense benefits when first joining the Company pursuant to our relocation policy. For a description of the perquisites and the attributed costs of these benefits, see our “Summary Compensation Table” in this proxy statement.
401(k) Retirement Plan Benefits
Our Smart Savings 401(k) Plan, established pursuant to Section 401(k) of the Internal Revenue Code (the “Code”), covers all salaried (including named executive officers) and hourly employees after completing one month of service. Participants can defer up to 50% of eligible earnings to the Plan.
The Company makes a bi-weekly matching contribution that vests immediately and is equal to 100% of each eligible participant’s tax-deferred contributions up to 4% of the participant’s compensation plus 50% of the eligible participant’s tax-deferred contributions for the next 2% of compensation.

2024 PROXY STATEMENT	43

EXECUTIVE COMPENSATION
Officers’ Supplemental Savings Plan
Our Officers’ Supplemental Savings Plan, referred to as the Officers’ Plan, is a voluntary nonqualified deferred compensation plan that became effective in April 2007. The Officers’ Plan was implemented for the purpose of attracting high quality executives by providing a more robust retirement savings opportunity and by including a match provision, which we believe promotes in our key executives an increased interest in the successful operation of the Company. The Officers’ Plan provides participants an opportunity to participate in a deferred contribution plan above the 401(k) plan. Certain key executives, including our named executive officers, are eligible to participate in the Officers’ Plan. For information regarding the terms of the Officers’ Plan, including matching amounts received by our named executive officers, see the “Nonqualified Deferred Compensation Table” and subsequent narrative description.
Use of Company Aircraft
We permit executive officers and directors, and their approved guests, to use the Company’s aircraft for personal use where approved by our Executive Chairman and provided the executive officer or director pays the Company the aggregate incremental cost of the flight. Our Executive Chairman also may use the Company aircraft for personal use (including his guests) so long as he pays the Company the aggregate incremental cost of the flight. Where an executive officer or director uses the Company aircraft for personal use without paying the Company the full aggregate incremental cost of the flight, any unreimbursed amounts will be considered compensation to the executive officer or director and will be included in our “Summary Compensation Table” or “Director Compensation Table” as required and, if applicable, reported for income tax purposes based on Internal Revenue Service guidelines. In addition, in one instance we approved use of the Company’s aircraft by a named executive officer that is viewed as a valid business purpose, but which may nonetheless be considered perquisites under applicable regulations, and is being reported as such in our “Summary Compensation Table” for the applicable fiscal year as required.
Executive Physical Program
We offer members of the Company’s leadership team, including our named executive officers, an annual physical to optimize their health and enable their ability to continue providing services to the Company.
Written Employment Arrangements
We generally do not have employment agreements with our named executive officers. However, we have occasionally entered into consulting agreements after their term as an executive officer has ended. In some instances relating to the negotiation of new hires, we have entered into offer letters with our executive officers, which have provided written assurances of certain elements of compensation for the year in which they join the Company.
Severance and Change-in-Control Agreements
We do not have severance or change-in-control agreements with our executive officers although some of our equity awards may contain change-in-control provisions. We have general severance guidelines that apply to a broad base of teammates pursuant to which we offer severance, the amount of which depends on various factors including length of service and position, and we may negotiate separation agreements with our teammates depending on the circumstances surrounding the departure.
Tax and Accounting Implications
Section 162(m) of the Code generally limits the corporate tax deduction for individual compensation over $1 million paid in any taxable year to each of the persons that meet the definition of a covered employee. For fiscal 2023, covered employees include anyone who was a covered employee for any taxable year beginning after December 31, 2016, anyone who held the position of Chief Executive Officer or Chief Financial Officer at any time during the fiscal year and the three most highly compensated employees who acted as executive officers (other than as CEO or CFO) at any time during the fiscal year.
The Compensation Committee will continue to take into account the tax and accounting implications (including the tax deductibility of executive compensation) when making compensation decisions, but it reserves its right to continue to make compensation decisions based on other factors it determines to be in the best interests of the Company and its stockholders.

44	DICK’S SPORTING GOODS, INC.

EXECUTIVE COMPENSATION
Compensation Tables
Summary Compensation Table—2023, 2022, 2021
The following table summarizes the compensation for our named executive officers for the fiscal years ended February 3, 2024, January 28, 2023 and January 29, 2022.

YEAR (B)	SALARY ($) (C)	BONUS ($) (D)	STOCK AWARDS(1) ($)(E)	OPTION AWARDS ($)(F)	NON-EQUITY INCENTIVE PLAN COMPENSATION(2) ($)(G)		CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS(3) ($)(H)	ALL OTHER COMPENSATION ($) (I)		TOTAL(4) ($)(J)
Lauren R. Hobart, President & Chief Executive Officer(5)
2023	$1,305,769	—	$9,750,307	—	$2,285,096		$200,000	$34,054	(6)	$13,575,226
2022	$1,180,769	—	$5,000,142	—	$2,066,346		$165,000	$22,109		$8,434,366
2021	$1,100,000	—	$5,000,035	—	$3,300,000		$157,500	$8,470		$9,566,004
Navdeep Gupta, Executive Vice President — Chief Financial Officer
2023	$692,740	—	$2,600,200	—	$515,455		$99,303	$22,235	(7)	$3,929,933
2022	$588,933	—	$875,101	—	$412,253		$124,456	$21,805		$2,022,548
2021	$496,711	—	$700,100	—	$634,057		$157,672	$5,850		$1,994,390
Edward W. Stack, Executive Chairman(5)
2023	$1,223,077	—	$11,500,305	—	$2,568,462		$60,000	$204,878	(8)	$15,556,722
2022	$1,180,769	—	$7,500,112	—	$2,479,615		—	$89,106		$11,249,602
2021	$1,100,000	—	$5,000,035	—	$4,400,000		$200,000	$69,253		$10,769,287
Raymond A. Sliva, Executive Vice President — Stores
2023	$687,981	—	$2,150,154	—	$515,986		—	$118,637	(10)	$3,472,758
2022	$49,326	$500,000	$1,250,070	—	—	(9)	—	—		$1,799,396
Vlad Rak, Executive Vice President — Chief Technology Officer
2023	$678,428	—	$2,600,200	—	$508,821		$18,552	$22,184	(11)	$3,828,185
2022	$618,413	—	$1,125,158	—	$463,810		—	$15,814		$2,223,195
2021	$586,611	—	$900,111	—	$879,916		—	$1,826		$2,368,464
(1)The values set forth in this column represent the aggregate grant date fair value of time-based restricted stock and, for fiscal year 2021, performance-based restricted stock, and in fiscal years 2022 and 2023, performance units, all computed in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures). Each named executive officer received two grants of performance units in 2023, the value of which in the table above is based on the probable outcome performance criteria as of the grant date, which was April 3, 2023. The value of the annual performance units granted, assuming the maximum value of the award, would have been $7,250,183 for Ms. Hobart; $810,024 for Mr. Gupta; $10,000,202 for Mr. Stack; $540,114 for Mr. Sliva; and $810,024 for Mr. Rak. The value of the 2023 LTIP Award, assuming the maximum value of the award, would have been $5,000,248 for Ms. Hobart; $2,500,124 for Mr. Gupta; $3,000,208 for Mr. Stack; $2,500,124 for Mr. Sliva; and $2,500,124 for Mr. Rak. See “Annual Equity Incentive Awards” and “2023 Long-Term Incentive Program (LTIP) Award” for a discussion of the restricted stock awards and performance shares granted to our named executive officers. A discussion of the relevant assumptions made in the valuation of the awards may be found in Note 14 (“Stock-Based Compensation”) of the footnotes to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2024 filed with the SEC on March 28, 2024.
(2)Includes STIP payouts for Company performance in fiscal 2023, 2022 and 2021. Under the Company’s 2012 Plan, the relevant performance measures for the annual performance incentive awards were satisfied and thus are reportable in fiscal 2023, 2022 and 2021, as applicable, even though payments, were made in fiscal 2024, 2023 and 2022, respectively.
(3)Represents mandatory Company contributions to the Officers’ Plan. See the “Nonqualified Deferred Compensation Table” and accompanying narrative for more information.
(4)Totals may not sum due to rounding.
(5)Neither Mr. Stack nor Ms. Hobart receive any compensation from the Company in connection with their service as a member of the Board.
(6)All Other Compensation for fiscal 2023 consisted of $18,808 matching contributions to the Company’s 401(k) plan, $7,955 for a business-related flight on company aircraft, $5,735 in an annual executive physical, and $1,556 in nominal gifts provided by the Company.
(7)All Other Compensation for fiscal 2023 consisted of $16,780 in matching contributions to the Company’s 401(k) plan and an annual executive physical.
(8)All Other Compensation for fiscal 2023 consisted of $117,384 for personal flights on company aircraft that were ineligible for reimbursement due to applicable regulations, insurance premiums of $35,326 paid in fiscal 2023 on three life insurance policies for the benefit of Mr. Stack, the beneficiaries of which are chosen by Mr. Stack; $23,395 of country club dues; $16,500 in matching contributions to the Company’s 401(k) plan; $5,455 for an annual executive physical; disability insurance premiums of $5,024 for the benefit of Mr. Stack; $898 of Company discounts provided to certain members of Mr. Stack’s family under the Company’s employee discount program and $896 in nominal gifts provided by the Company.
(9)Because Mr. Sliva joined the Company on January 3, 2023, he was not eligible for fiscal 2022 non-equity incentive plan compensation.
(10)All Other Compensation for fiscal 2023 consisted of $20,394 in matching contributions to the Company’s 401(k) plan, payments totaling $66,920 pursuant to the Company’s relocation policy and an additional $31,323 with respect to taxes owed in connection with such payments under the relocation policy.
(11)All Other Compensation for fiscal 2023 consisted of $16,729 in matching contributions to the Company’s 401(k) plan and an annual executive physical.

2024 PROXY STATEMENT	45

EXECUTIVE COMPENSATION
Grants of Plan-Based Awards Table—2023
The following table sets forth each award granted to a named executive officer in fiscal 2023 under plans established by the Company.

GRANT DATE (B)	ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS				ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#) (I)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (#) (J)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/SH) (K)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS(4) ($) (L)
	THRESHOLD ($) (C)	TARGET ($) (D)	MAXIMUM ($) (E)	THRESHOLD (#) (F)	TARGET (#) (G)	MAXIMUM (#) (H)
Lauren R. Hobart
4/3/2023				8,494	16,988	33,976	(2)				$2,500,124
4/3/2023				12,316	24,632	49,264	(3)				$3,625,091
4/3/2023								24,632			$3,625,091
	$1,142,548	$2,285,096	$4,570,192
Navdeep Gupta
4/3/2023				4,247	8,494	16,988	(2)				$1,250,062
4/3/2023				1,376	2,752	5,504	(3)				$405,012
4/3/2023								6,422			$945,126
	$412,364	$515,455	$1,030,910
Edward W. Stack
4/3/2023				5,097	10,193	20,386	(2)				$1,500,104
4/3/2023				16,988	33,975	67,950	(3)				$5,000,101
4/3/2023								33,975			$5,000,101
	$1,100,769	$2,568,462	$4,892,308
Raymond A. Sliva
4/3/2023				4,247	8,494	16,988	(2)				$1,250,062
4/3/2023				918	1,835	3,670	(3)				$270,057
4/3/2023								4,281			$630,035
	$412,789	$515,986	$1,031,971
Vlad Rak
4/3/2023				4,247	8,494	16,988	(2)				$1,250,062
4/3/2023				1,376	2,752	5,504	(3)				$405,012
4/3/2023								6,422			$945,126
	$407,057	$508,821	$1,017,642
(1)Actual STIP payments based on the Company’s fiscal 2023 performance are set forth under column (g) of our “Summary Compensation Table”.
(2)Represents performance units issued pursuant to the Company’s 2023 Long-Term Incentive Program. Such award has the potential to vest up to 200% based on the level of performance targets achieved. Threshold, Target, and Maximum amounts shown in the table represent 50%, 100% and 200% of the award. See 2023 Long-Term Incentive Program (LTIP) Award in the Compensation Discussion and Analysis section for a discussion of the 2023 LTIP Award.
(3)Represents performance units issued pursuant to the Company’s annual equity award. Such award has the potential to vest up to 200% based on the level of performance targets achieved. Threshold, Target, and Maximum amounts shown in the table represent 50%, 100% and 200% of the award. On March 13, 2024, the Compensation Committee certified the Company’s performance as achieving 110.14% of the target level of performance and determined that 110.14% of the performance shares will vest on April 3, 2026, provided the recipient remains employed by the Company through such date.
(4)The grant date fair value calculations are computed in accordance with FASB ASC Topic 718 with respect to the restricted stock awarded to the named executive officers in fiscal 2023 under the 2012 Plan (disregarding any estimates of forfeitures related to service-based vesting conditions). These stock awards include shares that vest with the passage of time, annual performance units, and LTIP performance units. The value of the performance units are based on the probable outcome of the applicable performance criteria as of the grant date. A discussion of the relevant assumptions made in the valuation of the awards may be found in Note 14 (“Stock-Based Compensation”) of the footnotes to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2024 filed with the SEC on March 28, 2024.

46	DICK’S SPORTING GOODS, INC.

EXECUTIVE COMPENSATION
Outstanding Equity Awards At Fiscal Year End Table—2023
The following table sets forth all unexercised stock options and unvested restricted stock awarded to our named executive officers by the Company that were outstanding as of February 3, 2024.

	OPTION AWARDS						STOCK AWARDS
NAME (A)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE (B)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE (C)		EQUITY INCENTIVE PLAN AWARDS: NUMBER OF SECURITIES UNDERLYING UNEXERCISED UNEARNED OPTIONS (#) (D)	OPTION EXERCISE PRICE(1) ($) (E)	OPTION EXPIRATION DATE (F)	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#) (G)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($) (H)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#) (I)		EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($) (J)
Lauren R. Hobart
	20,386	—		—	$28.31	4/3/2025
	38,280	—		—	$32.77	4/3/2026
	120,499	40,167	(2)	—	$11.31	3/22/2027
							31,538	(3)	$4,918,666
							24,675	(4)	$3,848,313
							24,632	(5)	$3,841,607
							63,076	(6)	$9,837,333
							24,675	(7)	$3,848,313
										27,130	(8)	$4,231,195
										8,494	(9)	$1,324,724
Navdeep Gupta
	—	16,211	(2)	—	$11.31	3/22/2027
							4,416	(3)	$688,719
							1,150	(10)	$179,354
							247	(11)	$38,522
							6,046	(4)	$942,934
							6,422	(5)	$1,001,575
							3,785	(6)	$590,309
							2,591	(7)	$404,092
										3,031	(8)	$472,715
										4,247	(9)	$662,362
Edward W. Stack
	151,210	—		—	$43.57	4/3/2024
	160,600	—		—	$28.31	4/3/2025
	210,478	—		—	$32.77	4/3/2026
	718,849	239,617	(2)	—	$11.31	3/22/2027
							31,538	(3)	$4,918,666
							37,012	(4)	$5,772,392
							33,975	(5)	$5,298,741
							63,076	(6)	$9,837,333
							37,012	(7)	$5,772,392
										37,420	(8)	$5,836,023
										5,097	(9)	$794,928

2024 PROXY STATEMENT	47

EXECUTIVE COMPENSATION

	OPTION AWARDS						STOCK AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE (B)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE (C)		EQUITY INCENTIVE PLAN AWARDS: NUMBER OF SECURITIES UNDERLYING UNEXERCISED UNEARNED OPTIONS (#) (D)	OPTION EXERCISE PRICE(1) ($) (E)	OPTION EXPIRATION DATE (F)	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#) (G)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($) (H)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#) (I)		EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($) (J)
Raymond A. Sliva
							6,913	(12)	$1,078,151
							4,281	(5)	$667,665
										2,021	(8)	$315,195
										4,247	(9)	$662,362
Vlad Rak
	—	10,011	(13)	—	$21.71	5/3/2027
							7,948	(3)	$1,239,570
							7,773	(4)	$1,212,277
							6,422	(5)	$1,001,575
							6,813	(6)	$1,062,555
							3,332	(7)	$519,659
										3,031	(8)	$472,715
										4,247	(9)	$662,362
(1)The Company declared a special cash dividend payable on September 24, 2021. The 2012 Plan requires that the exercise price of outstanding stock options granted under the 2012 Plan be reduced in an amount equal to the per share value of the special dividend. The 2012 Plan does not require an adjustment to the exercise price of outstanding stock options granted under the 2012 Plan due to the Company’s payment of a quarterly dividend. The information in this column reflects the adjusted exercise price of each stock option award.
(2)Stock option vests at the rate of 25% per year, with vesting dates of March 22, 2021, March 22, 2022, March 22, 2023 and March 22, 2024.
(3)Restricted stock award vests 100% on April 3, 2024.
(4)Restricted stock award vests 100% on April 3, 2025.
(5)Restricted stock award vests 100% on April 3, 2026.
(6)On March 15, 2022, the Compensation Committee certified the Company’s performance as meeting the maximum level of performance under the 2021 annual performance share awards and determined that 200% of the performance shares will vest on April 3, 2024, provided the recipient remains employed by the Company through such date. This amount represents the maximum number of shares of unvested performance shares granted under the 2021 annual equity award.
(7)On March 21, 2023, the Compensation Committee certified the Company’s performance as meeting the target level of performance under the 2022 annual performance unit awards and determined that 100% of the performance units will vest on April 3, 2025, provided the recipient remains employed by the Company through such date. This amount represents the target number of shares of unvested performance shares granted under the 2022 annual equity award.
(8)On March 13, 2024, the Compensation Committee certified the Company’s performance as exceeding the target level of performance under the 2023 annual performance unit awards and determined that 110.14% of the performance units will vest on April 3, 2026, provided the recipient remains employed by the Company through such date.
(9)Performance unit awards granted under our 2023 LTIP. As of February 3, 2024, the 2023 LTIP performance period was almost 50% complete and threshold level performance had not been achieved. Table reflects payouts at threshold level performance. If maximum level of performance is met for performance criteria set forth in the 2023 LTIP, then 200% of the units granted, or 400% of units shown in table above, will vest on April 3, 2025. If target level of performance is met for each performance criteria set forth in the 2023 LTIP, then 100% of the performance units granted, or 200% of units shown in table above, will vest on April 3, 2025.
(10)Restricted stock award vests 100% on October 3, 2024.
(11)Restricted stock award vests at the rate of 25% per year, with vesting dates of October 3, 2022, October 3, 2023, October 3, 2024, and October 3, 2025.
(12)Restricted stock award vests at the rate of one-third annually with vesting dates of January 3, 2024, January 3, 2025, and January 3, 2026.
(13)Stock option vests at the rate of 25% per year, with vesting dates of May 3, 2021, May 3, 2022, May 3, 2023 and May 3, 2024.

48	DICK’S SPORTING GOODS, INC.

EXECUTIVE COMPENSATION
Option Exercises and Stock Vested Table—2023
The following table sets forth, with respect to our named executive officers, all options that were exercised and restricted stock that vested during fiscal 2023.

	OPTION AWARDS			STOCK AWARDS
NAME (A)	NUMBER OF SHARES ACQUIRED ON EXERCISE (#) (B)	VALUE REALIZED ON EXERCISE ($) (C)		NUMBER OF SHARES ACQUIRED ON VESTING (#) (D)	VALUE REALIZED ON VESTING ($) (E)
Lauren R. Hobart	—	$—		74,955	$10,665,347
Navdeep Gupta	42,150	$5,146,904	(1)	31,354	$4,456,678
Edward W. Stack	159,461	$16,391,613	(2)	416,419	$59,252,260
Raymond A. Sliva	—	$—		3,455	$479,727
Vlad Rak	10,011	$1,225,363	(3)	25,726	$3,667,499
(1)Mr. Gupta exercised stock options and sold the underlying shares as follows: stock options for 32,420 shares exercised at $11.31 per share, stock options for 2,627 shares exercised at $28.31 per share, and stock options for 3,551 shares exercised at $32.77 per share on March 24, 2023, and sold 19,203 of the shares received upon exercise to cover the option exercise price, fees, and taxes at a weighted-average price of $138.14 per share on the same date; and stock options for 3,552 shares exercised at $32.77 per share on June 7, 2023, and sold 2,027 shares received upon exercise to cover the option exercise price, fees, and taxes at a weighted-average price of $136.55 per share on the same date.
(2)Mr. Stack exercised stock options and sold the underlying shares as follows: stock options for 159,461 shares exercised at $41.59 per share sold at a weighted-average price of $144.38 per share on March 13, 2023.
(3)Mr. Rak exercised stock options and sold the underlying shares as follows: stock options for 10,011 shares exercised at $21.71 per share sold at a weighted-average price of $144.11 per share on December 14, 2023.
Pension Benefits
The Company did not have in fiscal 2023, and currently does not have, any plans that provide for payments or other benefits at, following, or in connection with the retirement of our named executive officers, other than tax qualified and/or nonqualified defined contribution plans.
Nonqualified Deferred Compensation Table—2023
The following table sets forth amounts contributed during fiscal 2023 by our named executive officers under the Company’s defined contribution plan that provides for the deferral of compensation on a basis that is not tax-qualified.

NAME (A)	EXECUTIVE CONTRIBUTIONS IN LAST FISCAL YEAR ($) (B)(1)	REGISTRANT CONTRIBUTIONS IN LAST FISCAL YEAR ($) (C)(2)	AGGREGATE EARNINGS IN LAST FISCAL YEAR ($) (D)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($) (E)	AGGREGATE BALANCE AT LAST FISCAL YEAR END ($) (F)
Lauren R. Hobart	$1,327,404	$200,000	$460,019	—	$5,972,678
Navdeep Gupta	$505,317	$99,303	$642,148	—	$3,766,450
Edward W. Stack	$311,539	$60,000	$657,025	$(2,047,402)	$4,285,401
Raymond A. Sliva	—	—	—	—	—
Vlad Rak	$92,762	$18,552	$17,835	—	$129,149
(1)Amounts set forth in this column (B) reflect amounts deferred and contributed by the named executive officer under the Officers’ Plan, which became effective April 1, 2007. Fiscal 2023 executive contributions are included in the Summary Compensation Table as 2023 Salary and/or 2023 Non-Equity Incentive Plan Compensation depending on the named executive officer’s deferral election.
(2)Amounts set forth in this column (C) are reported in the Summary Compensation Table as Change in Pension Value and Nonqualified Deferred Compensation Earnings.

2024 PROXY STATEMENT	49

EXECUTIVE COMPENSATION
As previously indicated, our named executive officers participate in the Officers’ Plan, pursuant to which they have the opportunity to defer up to 25% of their base salary and up to 100% of their annual performance incentive payment, to be allocated among a range of investment choices. Gains and losses are credited based on the participant’s election of a variety of investment choices. Participants’ accounts may appreciate and/or depreciate depending on the performance of their investment choices. None of the investment choices provide returns at above-market or preferential rates.
Deferral amounts are 100% vested and matching contributions, including future contributions, become 100% vested after five years of plan participation, or upon the named executive officer’s death, disability or upon a change-in-control of the Company. Named executive officers may elect to receive distributions from the Officers’ Plan as a lump sum, in annual installments (with any installment term between two (2) and twenty (20) years), or a combination of the two options. Vested matching contributions may be distributed only after a named executive officer reaches age 55, or upon the named executive officer’s death or disability (as defined in applicable Treasury regulations), or in the event of certain hardships or changes of control (each as defined under Section 409A of the Code).
Under the Officers’ Plan, the Company is required to match amounts deposited into plan accounts at a rate of 20% of the participant’s annual deferral, up to a $200,000 maximum match per year. Matching amounts are contributed as one lump sum following the end of the year, and the named executive officer must be an eligible participant as of December 31st to receive the matching contribution for that year. The Company also has the ability to make a discretionary matching contribution as determined from time to time. The Company may determine a vesting schedule for discretionary contributions that is different from the vesting schedule for mandatory matching contributions. The Company established a rabbi grantor trust, with a third-party trust company as trustee, for the purpose of providing the Company with a vehicle to fund participant contributions and Company matching amounts under the Officers’ Plan.
The Officers’ Plan is intended to constitute a nonqualified, unfunded plan for federal tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended, is intended to comply with Section 409A of the Code, and contains restrictions to help ensure compliance. Our obligations to pay deferred compensation under the Officers’ Plan are unsecured general obligations of the Company. We may amend or terminate the Officers’ Plan at any time in whole or in part, provided that no amendment or termination may reduce the amount credited to accounts at the time of such amendment or termination.
Potential Payments Upon Termination Or Change-In-Control
Certain of our Company’s plans and programs provide for payments in connection with a termination of employment or a change-in-control of the Company. The Company does not have any employment agreements with our named executive officers, and there are no pension plans or other deferred compensation plans in which our named executive officers participate, other than the Officers’ Plan. The Company also does not have severance or change-in-control agreements in place with our named executive officers although some of our equity awards may contain change-in-control provisions as described below.
The information below describes and quantifies certain compensation that would become payable under our existing plans and arrangements if a named executive officer’s employment had terminated on February 2, 2024, the last business day before the end of our 2023 fiscal year. These benefits are in addition to benefits available generally to salaried employees, such as distributions under our 401(k) savings plan. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, such as the timing during the year of any such event and the Company’s stock price, any actual amounts paid or distributed may differ from the amounts enumerated below.
Equity Awards — Outstanding equity awards held by our named executive officers as of February 2, 2024 (the last trading day of fiscal 2023) were issued pursuant to our 2012 Plan.
Upon termination of a named executive officer’s “continuous status” as an employee or consultant due to death or total and permanent disability (as defined in Section 22(e)(3) of the Code) (i) all unvested time-based restricted stock awards, and associated accumulated dividends, shall vest immediately and (ii) performance-based restricted stock awards and performance unit awards will vest if the performance metrics are met. If the termination of the officer’s continuous status occurs by any reason other than death or total and permanent disability, any time-based and performance-based restricted stock awards that have not vested shall, unless otherwise specified by the Compensation Committee or the terms of the award, be automatically forfeited.

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EXECUTIVE COMPENSATION
Regarding performance-based awards issued in connection with the 2021 performance shares, the 2022 performance unit award, the 2023 performance unit award, and the 2023 LTIP Award, upon the retirement of a named executive officer (generally defined as a voluntary termination by the officer on or after attainment of age 55 with a minimum of fifteen years of service), the Compensation Committee has the discretion to permit the award to vest on a pro-rated basis as long as the officer has served for a minimum duration during the performance period as specified in the agreement.
Upon termination of a named executive officer’s continuous status for any reason, the non-vested portion of any stock option will expire immediately and any vested portion of a stock option shall remain exercisable for a period of (i) 90 days in the event of termination of the executive officer’s status as an employee; (ii) 12 months in event of termination as a result of death or total and permanent disability (as defined in Section 22(e)(3) of the Code); or (iii) 36 months in the event of retirement (as defined above), as determined by the Plan Administrator (or earlier in each instance upon expiration of the stock options term).
“Continuous status” is defined as the absence of any interruption or termination of the employment or service relationship, except in the case of (i) sick leave, which is further defined in the 2012 Plan as approved medical, disability, or family leave; (ii) military leave; (iii) any other leave of absence approved by the Board, provided such period does not exceed 90 days, unless re-employment is guaranteed by contract, statute or Company policy; or (iv) transfers between locations of the Company or between the Company and its subsidiaries.
The Board also may authorize outstanding awards to be assumed or an equivalent award be substituted by the successor corporation in a change in control scenario, and may assign such awards to the successor corporation. In the event that the successor corporation does not agree to assume the awards, or to substitute an equivalent award, then the Board may provide that all outstanding options and stock appreciation rights become vested and exercisable, and vesting restrictions on restricted stock and other awards lapse. The Board retains the ability to substitute, adjust, or otherwise settle outstanding awards, including cashing out such awards, as it deems appropriate and consistent with the 2012 Plan’s purposes.
The 2012 Plan provides that unvested or unexercised equity awards may be subject to cancellation and that recoupment of the value of shares distributed under awards already vested may be required, upon the occurrence of certain specified events, including termination of employment for cause, violation of material Company policies, or other conduct that is detrimental to the business or reputation of the Company. In addition, awards may be subject to clawback, as determined by the Compensation Committee, to the extent required by applicable law or securities exchange listing standard, including, but not limited to, Section 304 of the Sarbanes-Oxley Act of 2002 and Section 303A.14 of the New York Stock Exchange Listed Company Manual.
Officers’ Supplemental Savings Plan — Under the terms of the Officers’ Plan, in the event of a participant’s retirement or early retirement (defined below), death, disability (as defined in applicable Treasury regulations) or in the event of certain hardships or changes-in-control (each as defined under Section 409A of the Code), the participant is entitled to receive an amount equal to the participant’s contributions and vested and unvested matching and discretionary contributions by the Company. This amount is payable in a single lump sum unless the participant has elected to receive the distribution in installments.
Upon termination of employment other than by reason of retirement, early retirement, death or termination for cause (defined below), the participant is entitled to receive a termination benefit equal to the participant’s contributions and the vested portion of the Company’s matching and discretionary contributions, together with any aggregate earnings on those amounts. If a participant is terminated for cause (defined below), the participant forfeits all rights to both vested and unvested contributions of the Company and is entitled to receive a benefit equal to the participant’s contributions, together with any aggregate earnings on the participant contributions, payable in a single lump sum. For our named executive officers, all payments would be deferred for a six-month period under Section 409A of the Code.
The Company’s matching contributions under the Officers’ Plan vest only after a participant has completed at least five years of participation in the plan. The Company will determine separately the vesting of the Company’s discretionary contributions, if any. After five years of participation, all past and future Company contributions are fully vested. As of February 2, 2024, Ms. Hobart and Messrs. Stack and Gupta were fully vested in the Company’s contributions, while Messrs. Sliva and Rak were not.
“Retirement” is defined in the Officers’ Plan as termination of employment, other than a termination for cause, on or after the date on which the participant has both attained age 55 and completed at least five years of participation in the Officers’ Plan, and “early retirement” is termination of employment, other than for cause, on or after the date on which the participant has completed at least five years of participation. “Termination for cause” is defined in the Officers’ Plan as termination of employment by reason of: (i) a substantial intentional failure to perform duties as an employee or to comply with any material provision of his or her employment agreement with the Company, where such failure is not cured within 30 days after receiving written notice from the Company specifying in reasonable detail the nature of the failure; (ii) a breach of fiduciary duty to the Company by reason of receipt of personal profits; (iii) conviction of a felony; or (iv) any other willful and gross misconduct committed by the participant. A “change-in-control” is defined in the Officers’ Plan as any of: (i) the dissolution or liquidation of the Company; (ii) a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation; (iii) approval by the stockholders of the Company of any sale, lease, exchange or other transfer (in one or a series of

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EXECUTIVE COMPENSATION
transactions) of all or substantially all of the assets of the Company; (iv) approval by the stockholders of the Company of any merger or consolidation of the Company in which the holders of voting stock of the Company immediately before the merger or consolidation will not own 50% or more of the voting shares of the continuing or surviving corporation immediately after such merger or consolidation; or (v) a change of 50% (rounded to the next whole person) in the membership of the Company’s Board within a twelve-month period, unless the election or nomination for election by stockholders of each new director within such period was approved by the vote of two-thirds (rounded to the next whole person) of the directors then still in office who were in office at the beginning of the twelve-month period. Notwithstanding the foregoing, no event shall constitute a “change-in-control” for purposes of acceleration of distributions on termination of the Officers’ Plan if it is not a “change in the ownership or effective control of the corporation,” or “in the ownership of a substantial portion of the assets of the corporation,” “corporate dissolution,” or “with approval of a bankruptcy court pursuant to 11 U.S.C. Section 503(b)(1)(A)” within the meaning of Section 409A of the Code.
Insurance Benefits — The Company currently pays the premiums for three life insurance policies covering our Executive Chairman, the beneficiaries of which are chosen by Mr. Stack. Prior to his death, Mr. Stack may receive the cash surrender value of the policy. The Company also pays the premium for a disability insurance policy covering our Executive Chairman. For detail regarding the premiums paid by the Company for fiscal 2023, see footnote 9 of the “Summary Compensation Table” of this proxy statement.
The following table shows the estimated benefits payable to each named executive officer in the event of his or her termination of employment under various scenarios or upon a change-in-control of our Company, assuming such event took place on February 2, 2024.

	VOLUNTARY RESIGNATION OR TERMINATION WITHOUT CAUSE		INVOLUNTARY NOT FOR CAUSE TERMINATION		DEATH		DISABILITY		RETIREMENT		CHANGE-IN- CONTROL
Lauren R. Hobart
Officers’ Plan(1)	$5,972,678	(1a)	$5,972,678	(1a)	$5,972,678	(1b)	$5,972,678	(1b)	$5,972,678	(1c)	$5,972,678	(1d)
Stock Options(2)	—		—		—		—		—		—
Restricted Stock(3)	—		—		$13,217,408		$13,217,408		—		—
2021 Performance Shares(4)	—		—		$10,637,610	(4a)	$10,637,610	(4a)	—		$10,637,610	(4c)
2022 Performance Units(5)	—		—		$3,983,100	(5a)	$3,983,100	(5a)	—		$3,983,100	(5c)
2023 Performance Units(6)	—		—		$4,312,535	(6a)	$4,312,535	(6a)	—		$4,312,535	(6c)
2023 LTIP(7)	—		—		$2,700,412	(7a)	$2,700,412	(7a)	—		$2,700,412	(7c)
Navdeep Gupta
Officers’ Plan(1)	$3,766,450	(1a)	$3,766,450	(1a)	$3,766,450	(1b)	$3,766,450	(1b)	$3,766,450	(1c)	$3,766,450	(1d)
Stock Options(2)	—		—		—		—		—		—
Restricted Stock(3)	—		—		$2,968,348		$2,968,348		—		—
2021 Performance Shares(4)	—		—		$638,331	(4a)	$638,331	(4a)	—		$638,331	(4c)
2022 Performance Units(5)	—		—		$418,246	(5a)	$418,246	(5a)	—		$418,246	(5c)
2023 Performance Units(6)	—		—		$481,816	(6a)	$481,816	(6a)	—		$481,816	(6c)
2023 LTIP(7)	—		—		$1,350,206	(7a)	$1,350,206	(7a)	—		$1,350,206	(7c)
Edward W. Stack
Officers’ Plan(1)	$4,285,401	(1a)	$4,285,401	(1a)	$4,285,401	(1b)	$4,285,401	(1b)	$4,285,401	(1c)	$4,285,401	(1d)
Stock Options(2)	—		—		—		—		—		—
Restricted Stock(3)	—		—		$16,694,040		$16,694,040		—		—
Insurance Benefits(8)	—		—		$6,413,407		—	(8a)	—		—
2021 Performance Shares(4)	—		—		$10,637,610	(4a)	$10,637,610	(4a)	$9,751,198	(4b)	$10,637,610	(4c)
2022 Performance Units(5)	—		—		$5,974,570	(5a)	$5,974,570	(5a)	$3,485,112	(5b)	$5,974,570	(5c)
2023 Performance Units(6)	—		—		$5,948,294	(6a)	$5,948,294	(6a)	$1,487,071	(6b)	$5,948,294	(6c)
2023 LTIP(7)	—		—		$1,620,279	(7a)	$1,620,279	(7a)	$—	(7b)	$1,620,279	(7c)

52	DICK’S SPORTING GOODS, INC.

EXECUTIVE COMPENSATION

	VOLUNTARY RESIGNATION OR TERMINATION WITHOUT CAUSE		INVOLUNTARY NOT FOR CAUSE TERMINATION		DEATH		DISABILITY		RETIREMENT		CHANGE-IN- CONTROL
Raymond A. Sliva
Officers’ Plan(1)	—		—		—		—		—		—
Restricted Stock(3)	—		—		$1,786,311		$1,786,311		—		—
2023 Performance Units(6)	—		—		$321,269	(6a)	$321,269	(6a)	—		$321,269	(6c)
2023 LTIP(7)	—		—		$1,350,206	(7a)	$1,350,206	(7a)	—		$1,350,206	(7c)
Vlad Rak
Officers’ Plan(1)	$110,597	(1a)	$110,597	(1a)	$129,149	(1b)	$129,149	(1b)	$110,597	(1c)	$129,149	(1d)
Stock Options(2)	—		—		—		—		—		—
Restricted Stock(3)	—		—		$3,615,989		$3,615,989		—		—
2021 Performance Shares(4)	—		—		$1,148,995	(4a)	$1,148,995	(4a)	—		$1,148,995	(4c)
2022 Performance Units(5)	—		—		$537,860	(5a)	$537,860	(5a)	—		$537,860	(5c)
2023 Performance Units(6)	—		—		$481,816	(6a)	$481,816	(6a)	—		$481,816	(6c)
2023 LTIP(7)	—		—		$1,350,206	(7a)	$1,350,206	(7a)	—		$1,350,206	(7c)
(1)    Represents the participant’s and the Company’s contributions (vested and/or unvested), as described in the applicable footnote. As of February 2, 2024, all Company contributions were vested for Ms. Hobart and Messrs. Stack and Gupta. For additional information regarding the Officers’ Plan, see the “Nonqualified Deferred Compensation Table” and accompanying narrative of this proxy statement.
(1a)    Represents participant contributions and vested Company contributions (if any). Participant contributions are paid at the next scheduled settlement date after the termination and vested Company contributions are paid on the settlement date following the date the participants reach the age of 55.
(1b)    Represents participant contributions and vested and unvested Company contributions. Participant contributions and Company contributions are paid in single lump sum, unless the participant elected scheduled distributions had commenced at the time of the event. If scheduled distributions had commenced at the time of the event, contributions will be paid in accordance with the distribution schedule.
(1c)    Represents participant contributions and vested Company contributions (if any). Participant contributions and Company contributions are paid in single lump sum, unless the participant elects scheduled distributions.
(1d)    Represents participant contributions and vested and unvested Company contributions. Participant contributions and Company contributions are paid in single lump sum on the last day of the 15th month after the month in which the event took place unless the participant elected otherwise.
(2)    Upon termination of employment for any reason, unvested stock options are forfeited. Any vested portion will remain exercisable following termination for a period of 90 days other than in connection with death or disability, in which case vested stock options will remain exercisable for 12 months following termination, subject in each case to earlier termination due to expiration of the award.
(3)    Represents the value of unvested time-based restricted stock and accumulated dividends that would immediately vest upon termination of employment due to death or a total and permanent disability. Upon termination for any other reason, unvested restricted stock would be forfeited. In the event of a change-in-control, the Board may authorize all outstanding awards to be assigned to the successor corporation. In the event that the successor corporation does not agree to assume the awards, or to substitute an equivalent right, restricted stock awards shall vest.
(4)    Represents the value of unvested performance shares granted on April 3, 2021 (“2021 Performance Shares”) and accumulated dividends that would become owed to the participant under a particular scenario.
(4a)    Represents the value of unvested 2021 Performance Shares and accumulated dividends that would be owed to the participant upon their death or permanent disability and that would vest at the end of the 2021 Performance Share vesting period (i.e., April 3, 2024).
(4b)    Assuming the Compensation Committee exercises its discretion as described above, represents the value of unvested 2021 Performance Shares and accumulated dividends that would be owed to the participant upon their retirement (voluntary termination by participant on or after attainment of age 55 with a minimum of fifteen years of service and a length of service and age totaling at least 75) and that would vest on a pro-rated basis at the end of the 2021 Performance Share vesting period (i.e., April 3, 2024).
(4c)    Represents the value of unvested 2021 Performance Shares and accumulated dividends that would vest within 30 days of the event.
(5)    Represents the value of unvested performance units granted on April 3, 2022 (“2022 Performance Units”) and accumulated dividends that would become owed to the participant under a particular scenario.
(5a)    Represents the value of unvested 2022 Performance Units and accumulated dividends that would be owed to the participant upon their death or permanent disability and that would vest at the end of the 2022 Performance Unit vesting period (i.e., April 3, 2025).
(5b)    Assuming the Compensation Committee exercises its discretion as described above, represents the value of unvested 2022 Performance Units and accumulated dividends that would be owed to the participant upon their retirement (voluntary termination by participant on or after attainment of age 55 with a minimum of fifteen years of service) and that would vest on a pro-rated basis at the end of the 2022 Performance Units vesting period (i.e., April 3, 2025).
(5c)    Represents the value of unvested 2022 Performance Units and accumulated dividends that would vest within 30 days of the event.
(6)    Represents the value of unvested performance units granted on April 3, 2023 (“2023 Performance Units”) and accumulated dividends that would become owed to the participant under a particular scenario.
(6a)    Represents the value of unvested 2023 Performance Units and accumulated dividends that would be owed to the participant upon their death or permanent disability and that would vest at the end of the 2023 Performance Unit vesting period (i.e., April 3, 2026).
(6b)    Assuming the Compensation Committee exercises its discretion as described above, represents the value of unvested 2023 Performance Units and accumulated dividends that would be owed to the participant upon their retirement (voluntary termination by participant on or after attainment of age 55 with a minimum of fifteen years of service) and that would vest on a pro-rated basis at the end of the 2023 Performance Units vesting period (i.e., April 3, 2026).

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EXECUTIVE COMPENSATION
(6c)    Represents the value of unvested 2023 Performance Units and accumulated dividends that would vest within 30 days of the event.
(7)    Represents the value of unvested 2023 LTIP Performance Units granted on April 3, 2023 and accumulated dividends that would become owed to the participant under a particular scenario.
(7a)    Represents the value of unvested 2023 LTIP Performance Units and accumulated dividends that would be owed to the participant upon their death or permanent disability and that would vest at the end of the 2023 LTIP vesting period (i.e., April 3, 2025).
(7b)    Represents the value of unvested 2023 LTIP Performance Units and accumulated dividends that would be owed to the participant upon their retirement (voluntary termination by participant on or after attainment of age 55 with a minimum of fifteen years of service). Mr. Stack would not have worked the requisite 50% of the performance period as of February 2, 2024 to be eligible for retirement treatment.
(7c)    Represents the value of unvested 2023 LTIP Performance Units and accumulated dividends that would vest within 30 days of the event.
(8)    Our Executive Chairman is covered by three life insurance policies paid for by the Company, the beneficiaries of which are chosen by Mr. Stack (prior to his death the executive may receive the cash surrender value of the policy). If our Executive Chairman had died on February 3, 2024, the beneficiaries under said policies would have received $4,000,000, $2,413,407, and $166,586 under the policies. The Company also pays the premium for a disability insurance policy covering our Executive Chairman which provides up to $10,000 per month coverage.
(8a)    Does not include the up to $10,000 per month benefit under Mr. Stack’s disability insurance discussed above.

54	DICK’S SPORTING GOODS, INC.

EXECUTIVE COMPENSATION
Compensation Committee Report
The following Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth herein with the Company’s management and, based upon such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
The full text of the Compensation Committee’s charter is available on the Investor Relations portion of the Company’s website (http://investors.dicks.com).
Respectfully submitted,
Members of the Compensation Committee
Larry D. Stone (Chairperson)
Robert W. Eddy
Anne Fink
William J. Colombo
Larry Fitzgerald, Jr.
Lawrence J. Schorr

2024 PROXY STATEMENT	55

EXECUTIVE COMPENSATION
CEO Pay Ratio
We are required by the SEC to disclose the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee. For 2023:
■The annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table included in this proxy statement, was $13,575,226; and
■The median of the annual total compensation of all employees of our Company (excluding our Chief Executive Officer) was $11,353; and
■The ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee was 1,196 to 1.
To identify the median employee, we first determined our employee population as of the last day of our fiscal year, February 3, 2024, which totaled 55,524 individuals. We excluded 50 associates based in Hong Kong from this total pursuant to the de minimis exemption under SEC regulations. Our adjusted employee population therefore consisted of 18,845 full-time, 35,238 part-time, and 1,391 temporary employees, for a total of 55,474 individuals. These totals do not include individuals that we classify as independent contractors for tax purposes.
Next, we reviewed Medicare wages for the adjusted employee population in fiscal 2023, as reported to the Internal Revenue Service on Form W-2, to determine our median employee. We did not annualize wages for teammates that were not employed with the Company for the full year. Our median employee is a part-time Retail Cashier who has worked for the Company since 2022 and averaged 17 hours per week in 2023.
Once the median employee was identified, we combined all of the elements of the median employee’s compensation for 2023, including bonuses earned, in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in a total annual compensation of $11,353 for our median employee.
DICK’S Sporting Goods relies on part-time and temporary employees to support our stores and distribution centers, particularly during the holiday season. To that end, in addition to the required ratio above, we also provide the following supplemental information regarding the relationship of the annual total compensation of our full-time employees and the annual total compensation of our Chief Executive Officer. If part-time and temporary employees are excluded from the median annual total compensation calculation, the median annual total compensation of the remaining full-time employees is $43,157. Our median full-time employee is a Retail Loss Prevention Lead who has been with the Company for 4 years. The ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median full-time employee was 315 to 1.
The pay ratio included above is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. SEC regulations permit companies to adopt a variety of methodologies, apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices and other factors unique to their workforce and business operations when calculating their pay ratio. Consequently, the pay ratio reported by other companies, including those companies in our Retail Peer Group, may not be comparable to the pay ratio reported above.

56	DICK’S SPORTING GOODS, INC.

EXECUTIVE COMPENSATION
2023 Pay Versus Performance
The following table and supporting narrative shows the total compensation for our Primary Executive Officers and, on an averaged basis, our other NEOs, for the past four fiscal years as set forth in the Summary Compensation Table, and the “compensation actually paid” to the same group (in each case, as determined under applicable SEC rules), as compared to certain other required metrics.
Pay Versus Performance Table

YEAR (A)	SUMMARY COMPENSATION TABLE TOTAL FOR FIRST PEO (B)($)(1)	SUMMARY COMPENSATION TABLE TOTAL FOR SECOND PEO (B)($)(2)	COMPENSATION ACTUALLY PAID TO FIRST PEO (C)($)(1)(7)	COMPENSATION ACTUALLY PAID TO SECOND PEO (C)($)(2)(7)	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-PEO NAMED EXECUTIVE OFFICERS (D)($)(3)	AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NAMED EXECUTIVE OFFICERS (E)($)(3)(7)	VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON:		NET INCOME ($mm) (H)	ADJUSTED NON-GAAP EARNINGS BEFORE TAXES (I)($mm)(6)
							TOTAL SHAREHOLDER RETURN (F)($)(4)	PEER GROUP TOTAL SHAREHOLDER RETURN (G)($)(5)
2023	—	$13,575,226	—	$23,065,140	$6,696,899	$14,707,587	$407	$179	$1,047	$1,433
2022	—	$8,434,366	—	$12,575,614	$4,323,685	$8,230,092	$320	$155	$1,043	$1,447
2021	—	$9,566,004	—	$32,721,261	$4,122,786	$28,328,226	$281	$161	$1,520	$2,025
2020	$15,773,808	—	$87,822,841	—	$3,525,134	$14,839,647	$157	$121	$530	$733
(1)Reflects total compensation as shown in the Summary Compensation Table for Executive Chairman, Edward W. Stack, who served as our Chief Executive Officer (PEO) in 2020, as previously disclosed in our 2023 Proxy Statement (Referred to in these footnotes as PEO#1).
(2)Reflects total compensation as shown in the Summary Compensation Table for our Chief Executive Officer, Lauren R. Hobart, who served as our Chief Executive Officer (PEO) in 2021, 2022 and 2023 (Referred to in these footnotes as PEO#2).
(3)Reflects averaged total compensation for: Lee J. Belitsky, Lauren R. Hobart, Vlad Rak, and Donald J. Germano in 2020, as previously disclosed in our 2023 Proxy Statement; Navdeep Gupta, Lee J. Belitsky, Edward W. Stack, Donald J. Germano, and Vlad Rak in 2021; and Navdeep Gupta, Edward W. Stack, Raymond A. Sliva, and Vlad Rak in 2022 and 2023, as shown in the Summary Compensation Table for each respective year.
(4)Represents the cumulative total shareholder return (“TSR”) of the Company from the end of fiscal 2019 through the end of the 2020, 2021, 2022 and 2023 fiscal periods, assuming $100 was invested in the Company’s common stock at the beginning of the measurement period and that all dividends were reinvested.
(5)Represents the cumulative TSR of the S&P 500 Specialty Retail Industry Index for the relevant measuring period, assuming $100 was invested in the S&P 500 Specialty Retail Industry Index at the beginning of the measurement period and that all dividends were reinvested.
(6)The company selected measure, which is the measure we believe represents the most important financial performance not otherwise presented in the table above that we use to link CAP (as defined below) to our NEOs for fiscal 2023 to our Company’s performance, is adjusted consolidated earnings before taxes, referred to as Adjusted Non-GAAP EBT, a Non-GAAP financial measure. See Appendix A for the GAAP to non-GAAP reconciliations and related information.
(7)SEC rules require that certain adjustments, both deductions and additions, be made to the Summary Compensation Table totals to determine “compensation actually paid” (“CAP”) as reported in the Pay versus Performance Table. CAP does not necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules. In general, CAP is required by SEC rules to be calculated as Summary Compensation Table total compensation with the following required adjustments:

YEAR	SUMMARY COMPENSATION TABLE TOTAL ($)	DEDUCTIONS FROM SUMMARY COMPENSATION TABLE TOTAL PAY ($)(1)	ADDITIONS TO SUMMARY COMPENSATION TABLE TOTAL PAY ($)(4)	COMPENSATION ACTUALLY PAID ($)
Lauren R. Hobart(2), President and Chief Executive Officer (PEO#2)
2023	$13,575,226	$(9,750,307)	$19,240,221	$23,065,140
2022	$8,434,366	$(5,000,142)	$9,141,390	$12,575,614
2021	$9,566,004	$(5,000,035)	$28,155,292	$32,721,261
Edward W. Stack(3), Executive Chairman (PEO#1)
2020	$15,773,808	$(10,000,002)	$82,049,035	$87,822,841
Average for other Named Executive Officers indicated above
2023	$6,696,899	$(4,712,715)	$12,723,403	$14,707,587
2022	$4,323,685	$(2,687,610)	$6,594,017	$8,230,092
2021	$4,122,786	$(1,680,094)	$25,885,534	$28,328,226
2020	$3,525,134	$(1,406,157)	$12,720,670	$14,839,647
(1)Reflects the grant date fair values as reported under the “Options Awards” and “Stock Awards” columns of the Summary Compensation Table from the applicable year.

2024 PROXY STATEMENT	57

EXECUTIVE COMPENSATION
(2)Lauren R. Hobart was named President and Chief Executive Officer, and therefore PEO #2, in 2021, 2022 and 2023. Her compensation details are included in the average for other Named Executive Officers for 2020.
(3)Executive Chairman Edward W. Stack served as Chairman and Chief Executive Officer, and therefore PEO #1, in 2020. His compensation details are included in the average for other Named Executive Officers for 2021, 2022 and 2023.
(4)The following table sets forth additional adjustments made during each year represented in the Pay Versus Performance Table to arrive at the referenced CAP for the individuals listed therein.

YEAR	YEAR END FAIR VALUE OF CURRENT YEAR EQUITY AWARDS ($)	YEAR OVER YEAR CHANGE IN FAIR VALUE OF OUTSTANDING AND UNVESTED EQUITY AWARDS ($)(4)	FAIR VALUE AS OF VESTING DATE OF EQUITY AWARDS GRANTED AND VESTED IN THE SAME YEAR ($)	YEAR OVER YEAR CHANGE IN FAIR VALUE OF EQUITY AWARDS GRANTED IN PRIOR YEAR THAT VESTED IN THE YEAR ($)(4)	FAIR VALUE AT THE END OF THE PRIOR YEAR OF EQUITY AWARDS THAT FAILED TO MEET VESTING CONDITIONS IN THE YEAR ($)	VALUE OF DIVIDENDS OR OTHER EARNINGS PAID ON STOCK OR OPTION AWARDS NOT OTHERWISE REFLECTED IN FAIR VALUE OR TOTAL COMPENSATION ($)(3)	TOTAL EQUITY AWARD ADJUSTMENTS ($)
Lauren R. Hobart(1), President and Chief Executive Officer (PEO#2)
2023	$10,854,673	$5,471,001	$—	$2,090,979	$—	$823,568	$19,240,221
2022	$6,229,451	$3,536,215	$—	$(1,601,641)	$—	$977,365	$9,141,390
2021	$10,709,359	$16,205,968	$—	$1,155,803	$—	$84,162	$28,155,292
Edward W. Stack(2), Executive Chairman (PEO#1)
2020	$71,389,840	$15,148,625	$—	$(4,815,279)	$—	$325,849	$82,049,035
Average for other Named Executive Officers indicated above
2023	$5,227,077	$3,378,662	$—	$2,813,739	$—	$1,303,925	$12,723,403
2022	$2,959,021	$4,391,754	$—	$(1,407,544)	$—	$650,786	$6,594,017
2021	$3,367,199	$20,904,721	$—	$1,519,563	$—	$94,051	$25,885,534
2020	$8,731,594	$4,818,032	$—	$(884,462)	$—	$55,506	$12,720,670
(1)Lauren R. Hobart was named President and Chief Executive Officer and therefore PEO #2 in 2021, 2022 and 2023. Her compensation details are included in the average for other Named Executive Officers for 2020.
(2)Executive Chairman Edward W. Stack served as Chairman and Chief Executive Officer, and therefore PEO #1, in 2020. His compensation details are included in the average for other Named Executive Officers for 2021, 2022 and 2023.
(3)Represents dividends paid on equity awards vesting during the period, which were accrued during the vesting period of the award.
(4)Measurement date equity fair values are calculated with assumptions derived on a basis consistent with those used for grant date fair value purposes. Restricted stock awards are valued based on the stock price on the relevant measurement date. Performance stock awards and units are valued based upon the stock price on the relevant measurement date, but are also adjusted to reflect a payout factor for their performance conditions, consistent with assumptions used for ASC 718 purposes. Stock options are valued using a Black Scholes model as at the relevant measurement date, using assumptions consistent with those used for the grant date fair value purposes. A discussion of the relevant assumptions made in the valuation of the awards may be found in Note 14 (“Stock-Based Compensation”) of the footnotes to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2024 filed with the SEC on March 28, 2024.

58	DICK’S SPORTING GOODS, INC.

EXECUTIVE COMPENSATION
Compensation Actually Paid Versus Company Performance
Below are charts that provide a clear, visual depiction showing the relationship of CAP to our PEO#1, PEO#2 and other Named Executive Officers in 2020, 2021, 2022 and 2023 to (1) TSR of both DICK’S Sporting Goods and the S&P 500 Specialty Retail Industry Index, (2) DICK’S Sporting Goods net income and (3) Adjusted Non-GAAP EBT. CAP, as required under SEC rules, reflects adjusted values to unvested and vested equity awards during the years shown in the table based on year-end stock prices, various accounting valuation assumptions, and projected performance modifiers but does not reflect actual amounts paid out for those awards. CAP generally fluctuates due to stock price achievement and varying levels of projected and actual achievement of performance goals.
Compensation Actually Paid versus TSR 2020 - 2023
Compensation Actually Paid versus Net Income and Adjusted Non-GAAP EBT 2020 - 2023

2024 PROXY STATEMENT	59

EXECUTIVE COMPENSATION
Tabular List of Most Important Measures
The following table lists the measures we believe are most important in linking compensation actually paid to company performance during 2023.

Adjusted Non-GAAP EBT
Adjusted Net Sales
Adjusted Merchandise Margin
Further details on these measures and how they feature in our compensation plans can be found in our Compensation Discussion & Analysis.

60	DICK’S SPORTING GOODS, INC.

EXECUTIVE COMPENSATION

ITEM 3: Ratification of Independent Registered Public Accounting Firm

The Board unanimously recommends a vote “FOR” ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2024.

Deloitte & Touche LLP (“D&T”) has served as our independent registered public accounting firm since 1998. For fiscal 2023, D&T rendered professional services in connection with the audit of our financial statements, including review of quarterly reports and other filings with the SEC, and also provided tax and other services. D&T is knowledgeable about our operations and accounting practices and well qualified to act as our independent registered public accounting firm, and the Audit Committee has appointed D&T as such for fiscal 2024.
Representatives of D&T will be present during the virtual 2024 Annual Meeting of Stockholders to respond to questions submitted in advance and make statements as they desire.
Report of the Audit Committee
The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.
The primary purpose of the Audit Committee is to act on behalf of the Board of Directors in its oversight of all material aspects of the accounting and financial reporting processes, internal controls and audit functions of the Company, including its compliance with Section 404 of the Sarbanes-Oxley Act of 2002.
Management has primary responsibility for the Company’s financial statements and reporting processes, including its internal controls and disclosure controls and procedures. The Company’s independent registered public accounting firm, Deloitte & Touche LLP (sometimes referred to as D&T), is responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.
In fulfilling its oversight responsibilities for fiscal 2023, the Audit Committee reviewed and discussed with both Company management and the Company’s independent auditors all annual financial statements and quarterly operating results released in fiscal 2023 prior to their issuance. During fiscal 2023, management reviewed significant accounting and disclosure issues with the Audit Committee and advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles. These reviews also included discussions with the outside auditors of matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board. The Audit Committee also received the written disclosures and letter from D&T required by applicable requirements of the Public Company Accounting Oversight Board regarding D&T’s communications with the Audit Committee concerning independence, and had discussions with D&T regarding its independence. The Audit Committee also received, reviewed and discussed with D&T the report required by Section 10A(k) of the Exchange Act.
Based on the reviews, discussions and disclosures referred to above, the undersigned Audit Committee members recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited financial statements for the fiscal year ended February 3, 2024 in the Company’s Annual Report on Form 10-K for such fiscal year.
Members of the Audit Committee
Mark J. Barrenechea (Chairperson)
Emanuel Chirico
Sandeep Mathrani
Desiree Ralls-Morrison

2024 PROXY STATEMENT	61

EXECUTIVE COMPENSATION
Audit and Non-Audit Fees and Independent Public Accountants
The following table presents fees for professional audit services rendered by D&T for the audit of the Company’s annual consolidated financial statements for fiscal years 2022 and 2023 and fees billed for other services rendered by D&T for fiscal years 2022 and 2023.

	FISCAL 2022	FISCAL 2023
Audit Fees	$1,416,179	$1,504,551
Audit-Related Fees	27,470	27,544
Tax Fees	140,160	160,292
All Other Fees	5,685	5,685
Total All Fees	$1,589,494	$1,698,072
Audit Fees — Audit fees include fees associated with the audit of our annual financial statements, the audit of our internal control over financial reporting, the review of our quarterly financial information, and services that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, consents, assistance with the review of registration statements filed with the SEC and consultation regarding financial accounting and/or reporting standards.
Audit-Related Fees — Audit-related fees principally included fees relating to merger and acquisition services and an employee benefit plan audit.
Tax Fees — Tax fees were for tax-related services related primarily to tax consulting and tax planning.
All Other Fees — All other fees were for accounting research subscriptions.
Pre-Approval Policies and Procedures
The Audit Committee pre-approves all auditing services and any non-audit services that the independent registered public accounting firm is permitted to render under Section 10A(h) of the Exchange Act. The Audit Committee may delegate the pre-approval to one of its members, provided that if such delegation is made, the full Audit Committee must be presented at its next regularly scheduled meeting with any pre-approval decision made by that member. The Audit Committee has pre-approved certain non-audit services for fiscal 2024 up to $35,000 per project.

62	DICK’S SPORTING GOODS, INC.

TRANSACTIONS WITH RELATED PERSONS
Our Related Person Transaction Approval Policy & Procedures (“RPT Policy”) requires the Audit Committee to review transactions required to be reported under Item 404 of the SEC’s Regulation S-K. Transactions (or series of related transactions) that would generally fall within the scope of our RPT Policy include those where the amount involved exceeds $120,000, other than compensation between a person covered by the RPT Policy and the Company (and its subsidiaries). Further, contributions to charitable organizations where a related person has an interest in amounts that do not exceed the greater of $1,000,000 or 2% of the charity’s annual gross revenues are not considered transactions within the RPT Policy, so long as the related person does not receive compensation for their role at the charity.
Transactions are presented to the Audit Committee for approval before they are entered into or, if this is not possible, for ratification. The Audit Committee approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of the Company and its stockholders. Information regarding potential related person transactions is obtained through both self-reporting, including through submission of annual director and executive officer questionnaires, and through review of Company records.
The Audit Committee reviewed and approved or ratified the transactions set forth below in accordance with the terms of our RPT Policy:
The Company historically had arrangements with a third-party aircraft management company to charter certain aircraft for the Company’s use (the “Historical Charter Arrangement”) and provide aviation support services. In June 2023 the Company chose to restructure its aircraft arrangements and entered into new documentation for the lease of certain aircraft and the transition of aviation support services to a new aircraft management company (the “New Aircraft Arrangement”), as detailed below.
Edward W. Stack owns certain aircraft utilized under both the Historical Charter Arrangement and the New Aircraft Arrangement through solely owned limited liability companies. Under the Historical Charter Arrangement, the prior aircraft management company chartered certain aircraft owned by Mr. Stack for the Company’s use, for which the Company paid the prior aircraft management company an hourly rate plus actual incurred operating expenses. The Company paid an aggregate amount of $3.62 million to the prior aircraft management company during fiscal 2023, which also included the Company’s portion of a one-time payment made as part of the transition of services from the prior aircraft management company. Mr. Stack paid approximately $1.64 million for his portion of the one-time transition payment to the prior aircraft management company in fiscal 2023.
As part of the New Aircraft Arrangement, the Company entered into (i) an aircraft usage agreement and related leases with Mr. Stack’s limited liability companies for use of certain aircraft and storage and maintenance of the aircraft at the Company’s hangar (the “Aircraft Usage Agreement”) and (ii) an aviation support services agreement with a new third-party aircraft management company.
Under the Aircraft Usage Agreement, we pay Mr. Stack’s limited liability companies a monthly rent amount for the right to use the aircraft for up to 325 flight hours per year, and certain variable costs (including certain maintenance fees) and applicable taxes. At the Company’s election, we can also use certain aircraft under the Aircraft Usage Agreement based on specified hourly rates. During fiscal 2023, we made aggregate payments under the terms of the Aircraft Usage Agreement of (i) $5.27 million to Mr. Stack and (ii) $310,000 (including amounts attributable to the Company’s portion of certain shared services) to the new third-party aircraft management company.
We are currently in discussions with the new third-party aircraft management company and Mr. Stack with respect to a cost-sharing arrangement between the Company and Mr. Stack related to the provision of certain aircraft shared services used in connection with the Company’s and Mr. Stack’s aircraft.
In the fourth quarter of 2023, the Company approved an arrangement pursuant to which the Company and its executive officers and directors may enter into nonexclusive aircraft time sharing agreements to use the Company’s aircraft for personal use when not already committed for Company use. The agreements allow such executive officers and directors to compensate the Company for such personal use if the flight is not operated as a charter. For flights under the time sharing agreements, such executive officers and directors will compensate the Company based on a cost reimbursement methodology compliant with Federal Aviation Administration (“FAA”) and Department of Transportation (“DOT”) regulations. Since January 29, 2023, reimbursements under each agreement were less than $120,000.

2024 PROXY STATEMENT	63

TRANSACTIONS WITH RELATED PERSONS
In fiscal 2023 the Company paid $335,582 to South Hills Landscaping & Excavating, Inc. (“South Hills”) for all-seasons landscaping services at the Company’s Customer Support Center and surrounding areas pursuant to (i) a prior three-year agreement entered into in 2020 and (ii) a new three-year agreement entered into in 2023. South Hills is owned by Darren Davis, the brother-in-law of Edward W. Stack. The existing agreement may be terminated by the Company at any time without penalty upon thirty days’ written notice to South Hills or under the other conditions for termination set forth therein.
During 2023, we leased a store location from Stack Associates, LLC, a New York limited liability company established by the estate of Richard “Dick” Stack, our founder and father of Edward W. Stack. Our monthly lease payment for the location is $20,000, and we paid $240,000 under the lease in fiscal 2023. The term of the lease ends in April 2026.
Michael Stack, son of our Executive Chairman, and the Company’s Vice President - Strategy and Corporate Development, received compensation in 2023 consisting of $339,019 in salary, $107,692 in a cash bonus, $353,299 in equity awards, $14,575 of relocation benefits, and other de minimis benefits. In fiscal 2023, his total direct compensation was comparable to other employees at his level. He also received health and welfare benefits on the same basis as other eligible teammates in similar positions. For fiscal 2024, Mr. Stack’s total direct compensation is anticipated to be consistent with other employees in similar roles at the Company.

64	DICK’S SPORTING GOODS, INC.

ITEM 4: Stockholder Proposal — EEO-1 Report Disclosure Policy

The Board unanimously recommends a vote “AGAINST” this stockholder proposal requesting EEO-1 Report disclosure.

The New York City Employees’ Retirement System, the New York City Teachers’ Retirement Systems, the New York City Police Pension Fund, the New York City Fire Pension Fund, and the New York City Board of Education Retirement System have advised the Company of their intention to present a proposal at the 2024 Annual Meeting. The stockholders’ submission for inclusion in the proxy statement appears below, without edit by us, and the Board’s statement in opposition follows thereafter.
The address and the number of shares owned by the stockholders will be provided promptly upon written request to the Corporate Secretary.
EEO-1 Report Disclosure Policy
Resolved: Shareholders request that the Board of Directors adopt a policy requiring DICK'S Sporting Goods, Inc. ("DSG") to publicly disclose its Consolidated EEO- I Report, a comprehensive breakdown of its workforce by race, ethnicity and gender (the "EEO- I Report"), which DSG is required to submit annually to the U.S. Equal Employment Opportunity Commission (EEOC). The policy should require that DSG annually disclose its EEO- I Report on its website and in its proxy statement.
Supporting Statement
DSG defines their employees as "teammates": "We are committed to creating a workplace environment and culture that supports, celebrates and honors each individual and to promoting inclusion for all teammates. Doing so strengthens our ability to serve all of our athletes, drives innovation and growth, and enables us to attract and retain the best talent." They further proclaim: "We have committed to increasing diversity at all levels of our organization."1
We also believe that employees of color and women can contribute to improved company performance. In 2020, a McKinsey study found that companies in the top quartile of gender diversity on executive teams were 25% more likely to experience above-average profitability than peer company diversity laggards, and that there is an even higher likelihood of outperformance among companies with more ethnically diverse executive teams.2
The EEO-I Report breaks down a company's U.S. workforce by race, ethnicity and gender according to IO employment categories, including senior management, defined to incorporate individuals within two reporting levels of the CEO.
DSG discloses aggregate percentages of women and separately, of "BIPOC" for all teammates.3 EEO-1 Report disclosure, however, would provide investors with more consistent information, in a decision-useful format, including:
■Standardized, quantitative, and reliable data that is comparable across companies and industries, enabling investors to assess the representation of employees of color and women at various levels of DSG;
■Specific data on senior management diversity; and
■Particularized data that allows investors to assess the representation of specific racial and ethnic groups by gender, such as Black female employees, in a job category - and to make meaningful, year-over-year comparisons.
Disclosure of its EEO- I Report is a cost-effective means for DSG to demonstrate diversity performance. DSG already collects the data and submits it to the EEOC. The proposal neither prevents nor discourages DSG from disclosing any other information that management believes reflect its organizational structure or demonstrates its commitment to diversity and inclusion.
EEO-I Report disclosure will bring DSG into line with virtually all S&P 100 companies, and nearly 400 of the S&P 500 companies, which disclose or have committed to disclose their EEO-I Report, including acknowledged peers, Advanced Auto Parts and Ross Stores, as well as companies such as BlackRock and Intel.
Other shareholders have agreed. In 2021, New York City Retirement Systems' EEO-1 shareholder proposals at DuPont and Union Pacific received 84% and 86% support, respectively.
We ask shareholders to vote FOR this proposal.
(1)2022-DSG-annual-report.pdf (q4cdn.com)
(2)https://www.mckinsey.com/featured-insights/diversity-and-inclusion/diversity-wins-how-inclusion-matters
(3)https://s27.q4cdn.com/812551136/files/doc_downloads/2023/12/2022_DSG-PurposePlaybook_layout_v20.pdf

2024 PROXY STATEMENT	65

ITEM 4 - STOCKHOLDER PROPOSAL — EEO-1 REPORT DISCLOSURE POLICY
Board’s Statement in Opposition
The Board has considered this proposal and has concluded that its adoption is unnecessary given the Company’s existing disclosures and active commitment to diversity, equity and inclusion (“DE&I”) as demonstrated through strategies, initiatives and goals that have meaningfully enhanced DE&I across our organization.
We Recognize DE&I as Part of Our Core Values and Business Strategy
DE&I is part of our core values and business strategy. We strive to create a just, diverse, equal, and inclusive culture that supports our teammates and our Company.
We recruit teammates who can bring a range of experiences and skillsets to our team. To that end, we have continued to expand our relationships with relevant partners to reach a more diverse candidate pool.
We are also a signatory of the CEO Action for Diversity & Inclusion Pledge — a CEO-driven business commitment to advance DE&I within the workplace and the Outdoor CEO Diversity Pledge, which seeks to advance representation for people of color across the outdoor industry.
The Company Already Discloses Workforce Diversity Data
We already provide workforce demographic and pay equity data in our Sustainability Report, which is updated annually. We do not believe that disclosing EEO-1 data would further enhance our DE&I initiatives or outcomes. EEO-1 data is based on a government form that categorizes our workforce into certain EEOC-mandated job categories that fail to account for company or industry-specific roles, and therefore it may inaccurately capture the level of diversity within our organization. As a result, there are several limitations to the data in the EEO-1 format. It is a backward-looking snapshot and has limited bearing on our culture, business or the athletes and other stakeholders that we serve. It does not provide an accurate measure of progress toward our DE&I goals. EEO-1 data is also captured confidentially and voluntarily, based on each individual’s interpretation of the form’s limited categories.
We are proud of the progress we have made. We are also proud that our commitment to DE&I has been recognized, including being named by Fortune Magazine as among the Best Workplaces in Retail, being named by Forbes Magazine as among the Best Employers for Veterans and being certified as a Great Place to Work®.
We recognize DE&I as an organizational imperative and we are committed to creating a workplace that attracts talented teammates from all walks of life. EEO-1 data neither informs nor accurately measures that commitment or our progress.
The Board recommends a vote “AGAINST” this Proposal.

66	DICK’S SPORTING GOODS, INC.

ITEM 5: Stockholder Proposal — Bylaw Amendment Waiving Business Judgment Rule

The Board unanimously recommends a vote “AGAINST” this stockholder proposal to adopt a bylaw waiving the business judgment rule for certain actions taken by the Board.

The National Center for Public Policy Research has advised the Company of its intention to present a proposal at the 2024 Annual Meeting. The stockholders’ submission for inclusion in the proxy statement appears below, without edit by us, and the Board’s statement in opposition follows thereafter.
The address and the number of shares owned by the stockholders will be provided promptly upon written request to the Corporate Secretary.
Improving Accountability for Shareholder Value
Whereas: Corporate decisions are subject to fiduciary duties.
Fiduciary duties include "acting to promote the value of the corporation for the benefit of its stockholders."1
Corporate decision-making based on an expected net-positive value calculation is consistent with these duties while decisions prioritizing political or ideological views are not.
The Delaware Supreme Court has recognized that in the context of defending against a takeover, the "omnipresent specter" of directors acting out of self-interest to protect their positions warrants subjecting their decisions to enhanced scrutiny rather than applying the deferential "business judgment rule" presumption of care, loyalty, and good faith - thereby shifting the burden of proof to the corporate decision-makers.2
In today's hyper-politicized business climate, there is a similar "specter of political bias" surrounding many corporate decisions.
Legislation introduced in the United States Senate would require publicly traded companies to adopt a bylaw committing to waiving the business judgment rule presumption in cases where a corporation engages in politically divisive conduct.3
Subjecting politicized decisions to enhanced scrutiny should benefit shareholders by (1) increasing the incentive for corporate decision-makers to only take such actions when it is demonstrably in the best interest of the corporation, and (2) signaling that Dick's is committed to respecting diverse viewpoints and not interfering with the political process.
Resolved: Pursuant to section 109 of the Delaware General Corporation Law and Article XIV of the bylaws of Dick's Sporting Goods, Inc., stockholders of Dick's hereby amend the bylaws to add the following Section 12:
The board of directors shall waive the protections of the business judgment rule in any stockholder action for breach of the duty of care or loyalty which adequately pleads that the defendants acted on political or ideological views, which shall presumptively include any conduct by the Company that boycotts a State of the United States. The board of directors may decline to exercise such waiver if the board expressly affirms the challenged conduct was based on a net-positive expected value calculation or was implemented directly or indirectly by a viewpoint diverse board.
Supporting Statement
Politicized corporate decision-making has recently arguably cost corporations like Disney, Target, and Anheuser-Bush billions of dollars in market capitalization.4 Dick's has itself arguably been hurt financially in the past by prioritizing political views when Ed Stack, then chairman and chief executive, decided that Dick's should "take a stand" on gun violence by foregoing the sale of assault-style weapons, and said "I don't really care what the financial implication is."5 Implementing this proposal would commit Dick's to focusing on shareholder value. The bylaw can be analogized to the decision of many corporations to end the use of staggered boards, which protected incumbent directors but thwarted the market for corporate control.6
(1)eBay Domestic Holdings, Inc. v. Newmark, 16 A.3d 1, 34 (Del. Ch. 2010).
(2)Unocal Corp. v. Mesa Petroleum Co., 493 A.2d 946, 954 (Del. 1985).
(3)https://corpgov.law.harvard.edu/2021/10/06/proposed-legislation-to-address-the-problem-of-woke-corporations/ ; https://www.rubio.senate.gov/wp-content/uploads/_cache/files/e89472b3-4fc2-4060-93b3-2f8ded53be12/ABB99C7DC3B70C1225E3AA655F6548D6.09.23.21-final-rubio-mind-your-own-business-act.pdf
(4)https://www.newsweek.com/target-latest-proofgoing-woke-means-going-broke-opinion-1803675
(5)https://perma.cc/E4VS-XAV6 ; https://perma.cc/2382-LKMU .
(6)https://archive.nytimes.com/dealbook.nytimes.com/2012/03/20/the-case-against-staggered-boards/

2024 PROXY STATEMENT	67

ITEM 5—BYLAW AMENDMENT WAIVING BUSINESS JUDGMENT RULE
Board’s Statement in Opposition
The Board has considered this proposal and has concluded, based upon a legal opinion received from Morris, Nichols, Arsht & Tunnell LLP, the Company’s Delaware counsel, that its adoption would likely cause the Company to violate Delaware law and, consequently, the Company likely lacks the power to implement such proposal.
The Adoption of the Proposal Would Likely Cause the Company to Violate Delaware Law
The Company believes that the proposal, if adopted, would likely cause the Company to violate Delaware law in several respects:
First, the proposal seeks to implement a bylaw that would eliminate the business judgment standard of review for certain actions taken by the Board. The business judgment rule is a standard of judicial review that has long been applied by the Delaware courts to board actions. Delaware law, as a general matter, does not permit a corporation to use its bylaws to modify the standard of judicial review for board actions. This issue has been addressed in case law where Delaware courts have held that modifications to judicial standards of review are only permitted by an affirmative act of the Delaware General Assembly. The Delaware General Corporation Law (the “DGCL”) sets forth limited instances where the judicial standard of review may be modified but such instances do not include board actions that implicate political or ideological matters as contemplated by the proposal. In fact, the Delaware Court of Chancery last year rejected application of a heightened standard of review in Simeone v. Walt Disney Co. in connection with a complaint seeking books and records to investigate alleged mismanagement arising from board actions relating to certain political and ideological matters.
Second, the proposal would force the Company’s directors to waive a key protection and defense in the event of litigation. The business judgment rule affords directors certain defenses against breach of fiduciary duty claims. The proposal, if implemented, would eliminate such defenses without the prior consent of individual directors. Given that directors’ liability for breach of fiduciary duty claims is assessed individually, the proposal likely would be contrary to Delaware law which provides that a party may waive an argument or defense in litigation only through his or her own voluntary conduct, or the conduct of his or her counsel or other agent.
Finally, the proposal is likely unlawful under Delaware law because it seeks to constrain Board authority and action in a manner that could prevent the Board from fully exercising its management authority. Section 141(a) of the DGCL vests a board of directors with the exclusive power to oversee the management of the corporation, and this management power may only be limited by the certificate of incorporation, not the bylaws. The proposal, however, seeks to circumscribe the Board’s authority to act on matters relating to political or ideological issues. Delaware case law has previously held that intragovernance documents outside the certificate of incorporation, including bylaw amendments, that would curtail a board’s ability to fully exercise its managerial powers are prohibited under Delaware law.
The Company Likely Lacks the Power to Implement the Proposal
Given the proposal would likely cause the Company to violate Delaware law in several respects, it would not be advisable for the Company or the Board to seek to implement the proposal. Taking such actions could cause the Board to breach its fiduciary duties to the Company and its shareholders, in addition to causing other potentially irreparable damage to the Company that could arise from adopting bylaw amendments that are likely prohibited under Delaware law.
The Board recommends a vote “AGAINST” this Proposal.

68	DICK’S SPORTING GOODS, INC.

OTHER INFORMATION
Stock Ownership
The following table contains information regarding the beneficial owners of 5% or more of our outstanding common stock (including our Class B common stock, as it is convertible into our common stock at any time) as of April 15, 2024, excluding members of our Board of Directors and their affiliates.
A person has beneficial ownership of shares if the person has the power to vote or dispose of such shares. This power can be exclusive or shared, direct or indirect. In addition, a person is considered by SEC rules to beneficially own shares underlying options and convertible securities if that person has the right to acquire beneficial ownership of the underlying shares within 60 days of the date that beneficial ownership is calculated, including through the exercise or conversion of such options or convertible securities.

TITLE OF CLASS	NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)		PERCENTAGE OF COMMON STOCK(1)	PERCENTAGE OF CLASS B COMMON STOCK(1)
Common Stock	FMR LLC 245 Summer Street Boston, MA 02210	8,725,950	(2)	15.00%	—
Common Stock	BlackRock Inc. 50 Hudson Yards New York, NY 10001	6,326,746	(3)	10.90%	—
Common Stock	The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	5,213,958	(4)	8.96%	—
Common Stock	Lone Pine Capital LLC Two Greenwich Plaza, Suite 220 Greenwich, Connecticut 06830	2,922,910	(5)	5.00%	—
(1)Ownership information is as reported by the stockholder in its most recently filed Schedule 13G filing.
(2)Share ownership amounts are based on figures set forth in Amendment 4 to Schedule 13G filed by FMR LLC and Abigail P. Johnson (each a “FMR Reporting Person”) on February 9, 2024. Of the shares beneficially owned, FMR LLC has sole power to vote with respect to 8,422,868 shares and the FMR Reporting Persons have sole power to direct disposition with respect to 8,725,950 shares. FMR LLC is a parent holding company for the following subsidiaries that own shares of our common stock: FIAM LLC, Fidelity Institutional Asset Management Trust Company, Fidelity Management & Research Company LLC, Fidelity Management Trust Company, and Strategic Advisers LLC.
(3)Share ownership amounts are based on figures set forth in Schedule 13G filed by BlackRock, Inc. on January 24, 2024. Of the shares beneficially owned, BlackRock, Inc. has sole power to vote with respect to 5,979,373 shares and sole power to direct disposition with respect to 6,326,746 shares. BlackRock, Inc. is a parent holding company for the following subsidiaries that own shares of our common stock: BlackRock Life Limited, BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co. Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock Asset Management North Asia Limited, BlackRock (Singapore) Limited, and BlackRock Fund Managers Ltd.
(4)Share ownership amounts are based on figures set forth in Amendment No. 11 to Schedule 13G filed by The Vanguard Group on February 13, 2024. Of the shares beneficially owned, The Vanguard Group has sole power to vote with respect to 0 shares, shared power to vote with respect to 33,368 shares, sole power to direct disposition with respect to 5,138,975 shares, and shared power to direct disposition with respect to 74,983 shares.
(5)Share ownership amounts are based on figures set forth in Amendment No. 2 to Schedule 13G filed by Lone Pine Capital LLC, David F. Craver, Brian F. Doherty, Kelly A Granat, Stephen F. Mandel, Jr. and Kerry A. Tyler (each, a “Lone Pine Reporting Person”) on February 14, 2024. Of the shares beneficially owned, each Lone Pine Reporting Person has shared power to vote with respect to 2,922,910 shares and shared power to direct disposition with respect to 2,922,910 shares.

2024 PROXY STATEMENT	69

OTHER INFORMATION
The following table reflects the number of shares of our common stock and Class B common stock beneficially owned (unless otherwise indicated) by (i) our named executive officers listed in the “Summary Compensation Table” of this proxy statement, (ii) our directors and nominees and (iii) all of our directors and executive officers (including those who are not “named executive officers”) as a group, as of April 15, 2024.
A person has beneficial ownership of shares if he or she has the power to vote or dispose of such shares. This power can be exclusive or shared, direct or indirect. In addition, a person is considered by SEC rules to beneficially own shares underlying options and convertible securities that are presently exercisable or convertible, or that will become exercisable or convertible within 60 days of the date that beneficial ownership is calculated, which, for the purposes of the table below, is April 15, 2024. Except as otherwise noted, the beneficial owners listed have sole voting and/or investment power with respect to the shares shown.
As of April 15, 2024, there were 58,225,526 shares of common stock issued and outstanding and 23,570,633 shares of Class B common stock issued and outstanding.

NAMED EXECUTIVE OFFICERS, DIRECTORS AND NOMINEES	SHARES BENEFICIALLY OWNED
	NUMBER				PERCENT
	COMMON STOCK		CLASS B COMMON STOCK		COMMON STOCK(1)	CLASS B COMMON STOCK(1)	VOTING POWER
Edward W. Stack	2,424,426	(2)	13,706,444	(3)	4.07%	58.15%	47.24%
Lauren R. Hobart	288,459	(4)	—		*	—	*
Navdeep Gupta	83,190	(4)	—		*	—	*
Raymond A. Sliva	18,129	(4)	—		*	—	*
Vlad Rak	36,916	(4)	—		*	—	*
Mark J. Barrenechea	8,165	(5)	—		*	—	*
Emanuel Chirico	67,450	(5)	—		*	—	*
William J. Colombo	262,594	(6)	8,999,378	(7)	*	38.18%	30.71%
Robert W. Eddy	—	(5)	—		*	—	*
Anne Fink	15,815	(5)	—		*	—	*
Larry Fitzgerald, Jr.	10,484	(5)	—		*	—	*
Sandeep Mathrani	9,586	(5)	—		*	—	*
Desiree Ralls-Morrison	8,286	(5)	—		*	—	*
Lawrence J. Schorr	77,672	(5)	—		*	—	*
Larry D. Stone	143,273	(5)	—		*	—	*
All Directors and Executive Officers as a group (17 persons total)	3,491,902	(8)	22,705,822		5.85%	96.33%	78.06%
*    Percentage of shares of common stock or Class B common stock beneficially owned does not exceed one percent (1%).
(1)Percentage of shares of common stock and Class B common stock beneficially owned are each calculated on a class-basis.
(2)Includes 1,329,544 shares of common stock issuable upon exercise of options that are exercisable within 60 days of April 15, 2024 and 94,663 shares of restricted stock subject to vesting and excludes 108,301 shares represented by unvested performance units.
(3)Pursuant to a Memorandum of Understanding (“MOU”) dated March 2, 2009, Mr. Stack’s former spouse holds 3,990,630 shares of Class B common stock, which are included in the number of shares owned by Mr. Stack for purposes of this table, as he retains voting but not dispositive power with respect to such shares.
(4)Includes shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 15, 2024 with respect to the following: 80,332 held by Ms. Hobart; and 10,011 held by Mr. Rak. Also includes shares of restricted stock subject to vesting with respect to the following: 67,064 held by Ms. Hobart, 18,340 held by Mr. Gupta; 15,669 held by Mr. Sliva; and 17,924 held by Mr. Rak. Excludes shares represented by unvested performance units with respect to the following: 86,550 held by Ms. Hobart; 16,034 held by Mr. Gupta; 12,433 held by Mr. Sliva; and 16,456 held by Mr. Rak.
(5)Includes the following shares of restricted stock and restricted stock units subject to vesting: 1,334 held by Ms. Fink and Ms. Ralls-Morrison and Messrs. Chirico, Barrenechea, Fitzgerald, Mathrani and Stone; excludes the following shares of restricted stock units subject to vesting pursuant to the director deferral plan: 1,334 held by Mr. Schorr and 1,624 held by Mr. Eddy.
(6)Includes 1,334 shares of restricted stock subject to vesting and 90,393 shares of common stock held by trust for the benefit of Mr. Stack’s children, for which Mr. Colombo serves as trustee. As trustee, Mr. Colombo has voting and dispositive power over the common stock held in the trust (but no pecuniary interest), as outlined in the irrevocable trust agreements governing the terms of the trust.
(7)These shares of Class B common stock are held by trusts for the benefit of Mr. Stack’s children, for which Mr. Colombo serves as trustee. As trustee, Mr. Colombo has voting and dispositive power over the Class B common stock held in the trusts (but no pecuniary interest), as outlined in the irrevocable trust agreements governing the terms of the trusts.
(8)Includes 1,429,527 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 15, 2024 and 241,163 shares of restricted stock and restricted stock units subject to vesting. Excludes 2,958 shares of restricted stock units subject to vesting pursuant to the director deferral plan and 254,944 shares represented by unvested performance units.

70	DICK’S SPORTING GOODS, INC.

OTHER INFORMATION
Delinquent Section 16(a) Reports
The Company’s directors and executive officers are required under Section 16(a) of the Exchange Act, to file reports of ownership and changes in ownership of the Company’s common stock with the SEC. Based upon a review of filings with the SEC and written representations from our directors and executive officers, we believe that all of our directors and executive officers complied during fiscal 2023 with the reporting requirements of Section 16(a) of the Exchange Act, with the exception of (i) Larry Schorr, a member of the Board of Directors, who filed a Form 4 on December 1, 2023 to report a gift transaction of 5,000 shares of stock that were transferred to the Schorr Family Foundation on December 1, 2020 and (ii) Raymond Sliva, the Company’s Executive Vice President - Stores, who filed a Form 4 on January 8, 2024 to report shares withheld to cover applicable taxes upon the vesting of a portion of a restricted stock award which occurred on January 3, 2024.
Hedging Prohibition
Our insider trading policy guidelines acknowledge that hedging or monetization transactions can be accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds, and may permit a holder to continue to own our common stock obtained through benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, our directors, employees, contractors and consultants (collectively, our teammates) to whom our policy applies, may no longer have the same objectives as our other stockholders. As such, the Company’s named executive officers and directors are strictly prohibited from engaging in such transactions, and the remaining teammates subject to the policy are strongly discouraged from engaging in such transactions. Transactions involving a broad-based index or a broad-based fund that include Company securities in addition to securities of other companies, including, for example, transactions involving exchange funds pursuant to which an insider divests Company securities, are not considered hedging transactions under our policy. Any teammate not prohibited from entering into such an arrangement must first submit the proposed transaction for approval by our General Counsel at least two weeks prior to the proposed transaction.
Code of Ethics and Business Conduct
Our Board of Directors has adopted a Code of Ethics and Business Conduct that applies to all of our officers and employees, including our principal executive officer, principal financial officer and principal accounting officer, and a separate Code of Ethics and Business Conduct for our directors. Both Codes of Ethics and Business Conduct are available on the Investor Relations portion of our website (http://investors.dicks.com) and are available in print to any Company stockholder upon request. We intend to post on our website substantive amendments to or waivers from our Codes of Ethics and Business Conduct to the extent applicable to our principal executive officer, principal financial officer, principal accounting officer or directors.
Communications with Directors
Stockholders and other parties interested in communicating directly with the Board, the presiding Lead Director or the non-management directors as a group may do so by writing to the Board of Directors or presiding Lead Director (as the case may be), c/o General Counsel, DICK’S Sporting Goods, Inc., 345 Court Street, Coraopolis, PA 15108 or sending an e-mail to the Legal Department’s attention at investors@dcsg.com. Upon receipt of letters addressed to the Board or non-management members of the Board, the Governance & Nominating Committee has instructed the General Counsel to (i) review the correspondence, (ii) regularly forward to the Board a summary of all such correspondence addressed to the Board, and (iii) regularly forward to the presiding Lead Director copies of all such correspondence that is addressed to or (determined to be) intended for the presiding Lead Director or the non-management directors as a group or that otherwise requires their attention. Directors may at any time review correspondence that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are promptly brought to the attention of the Company’s internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters.

2024 PROXY STATEMENT	71

OTHER INFORMATION
Additional Information
Other Matters. As of the date of this proxy statement, we know of no business that will be presented for consideration at the 2024 Annual Meeting other than the items referred to herein. If any other matter is properly brought before the 2024 Annual Meeting for action by our stockholders, proxies properly provided to the Company will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.
“Householding” of Proxy Materials. The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify either (i) your broker if your shares are held in a brokerage account or (ii) us if you hold registered shares. We will deliver promptly, upon written or oral request, a separate copy of the annual report or proxy statement, as applicable, to a security holder at a shared address to which a single copy of the documents was delivered. You can notify us by sending a written request to the attention of Investor Relations, DICK’S Sporting Goods, Inc., 345 Court Street, Coraopolis, PA 15108 or calling us at (724) 273-3400 if you would like to receive separate copies of mailed materials relating to future meetings, or you are sharing an address and wish to request delivery of a single copy of mailed materials if you currently receive multiple copies.
Advance Notice Procedures. Under our Bylaws, no business may be presented by any stockholder before an Annual Meeting, including the nomination of a director or group of directors, unless it is properly presented before the meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered written notice to our Corporate Secretary, Legal Department, DICK’S Sporting Goods, Inc., 345 Court Street, Coraopolis, PA 15108, containing certain information specified in our Bylaws about the stockholder and the proposed action or proposed nominee(s), at least 150 days prior to the anniversary date of the preceding year’s Annual Meeting — that is, with respect to the 2025 Annual Meeting, by January 13, 2025. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees for election at the 2025 Annual Meeting must provide notice that sets forth the information as required by Rule 14a-19 under the Exchange Act no later than April 13, 2025. These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement, as discussed below.
Stockholder Proposals for Inclusion in the Company’s Proxy Materials Relating to the 2025 Annual Meeting. Stockholders interested in submitting a proposal for inclusion in the Company’s proxy materials for the Annual Meeting of Stockholders in 2025 may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. To be eligible for inclusion, such proposals must be received by the Company not less than 120 calendar days before the anniversary date of the Company’s delivery of its proxy statement materials to stockholders in connection with the previous year’s Annual Meeting. Therefore, for the 2025 Annual Meeting, such proposals must be received by the Company no later than January 3, 2025. Proposals should be sent to the attention of the Corporate Secretary, Legal Department, DICK’S Sporting Goods, Inc., 345 Court Street, Coraopolis, PA 15108.
Proxy Solicitation and Costs. The proxies being solicited hereby are being solicited by the Board of Directors of the Company. The cost of soliciting proxies will be borne by the Company. We have not retained an outside firm to aid in the solicitation. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

72	DICK’S SPORTING GOODS, INC.

ABOUT THE MEETING
In accordance with SEC rules, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials to our stockholders via the Internet. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail, you will not receive a printed copy of the proxy materials other than as described below. The Notice contains instructions on how to access and review all of the important information contained in the proxy materials over the Internet. The Notice also instructs how you may submit your proxy over the Internet. If you received a Notice and would like to receive a printed copy of our proxy materials, including our Annual Report on Form 10-K, follow the instructions for requesting such materials included in the Notice.
It is anticipated that the Notice will first be sent to stockholders, and this proxy statement and the form of proxy relating to our 2024 Annual Meeting will first be made available to stockholders, on or about May 3, 2024. In accordance with SEC rules, the website www.proxyvote.com/dks provides complete anonymity with respect to the stockholders accessing the website.
Who is Entitled to Vote at the Annual Meeting?
Only stockholders of record at the close of business on April 15, 2024, the record date for the 2024 Annual Meeting, are entitled to receive notice of and vote at the 2024 Annual Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the 2024 Annual Meeting or any postponements or adjournments of the 2024 Annual Meeting.
What are the Voting Rights of the Holders of DICK’S Sporting Goods, Inc. Common Stock and Class B Common Stock?
Holders of our common stock and Class B common stock have identical rights, except that holders of our common stock are entitled to one (1) vote for each share held of record and holders of our Class B common stock are entitled to ten (10) votes for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors. Stockholders do not have cumulative voting rights. Holders of our common stock and Class B common stock vote together as a single class on all matters presented to the stockholders for their vote or approval, except as may otherwise be required by Delaware law.
Who can Attend the Annual Meeting?
All common stockholders and Class B common stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting via the Internet by logging in to the website http://www.virtualshareholdermeeting.com/DKS2024 using the 16-digit control number included in your Notice, on your proxy card or on any additional voting instructions accompanying these proxy materials. You will be able to vote your shares electronically and submit questions online during the Annual Meeting. If you do not have a 16-digit voter control number, you will be able to listen to the meeting only by registering as a guest and will not be able to vote or submit questions during the meeting. The meeting website will be available beginning at 7:15 a.m. ET on the date of the Annual Meeting. We recommend stockholders log in a few minutes before the Annual Meeting to ensure they are logged in when the Annual Meeting starts.
Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you may need to follow additional instructions provided by your broker in order to vote your shares and submit questions during the Annual Meeting.
What Constitutes A Quorum?
The presence at the Annual Meeting, in person or by proxy, of holders of record of issued and outstanding shares of capital stock representing a majority of the votes entitled to be cast at the meeting constitutes a quorum, which permits business to be conducted at the Annual Meeting. As of the record date, 58,225,526 shares of common stock representing the same number of votes and 23,570,633 shares of Class B common stock representing 235,706,330 votes were issued and outstanding. Thus, the presence in person or by proxy of the holders of common stock or Class B common stock or a combination thereof representing at least 146,965,928 votes will be required to establish a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the Annual Meeting to establish a quorum.

2024 PROXY STATEMENT	73

ABOUT THE MEETING
How Do I Vote?
The voting process depends on whether you hold your shares in your own name (as the “record holder”) or beneficially in street name.
Record Holders
If you hold shares in your own name, you can cast your vote in one of the following ways:

follow the instructions on the website www.proxyvote.com/dks;
call 1-800-690-6903 and follow the instructions provided;
if you received a proxy card in the mail, complete and return the paper proxy card to the Company; or
attend the 2024 Annual Meeting of Stockholders via the Internet and follow the on-screen instructions.
Beneficial Owners
If your shares are held in street name (by a broker, bank, or other nominee), you are considered a “beneficial owner.” If you receive a voting instruction form (“VIF”), your broker, bank, or other holder of record (or designee thereof) will vote your shares in accordance with the instructions on your returned VIF. If you wish to vote virtually via the Internet at the Annual Meeting, you should follow the instructions provided by your record holder (broker, bank, or other nominee).
How Do I Request Paper Copies of the Proxy Materials?
The Notice sets forth how you may request a paper copy of the proxy statement and accompanying proxy card, including:

by following the instructions at www.proxyvote.com/dks;
by following the instructions for a paper copy after calling 1-800-579-1639; or
by sending a blank e-mail to sendmaterial@proxyvote.com containing your control number (located on your Notice) in the subject line.
Can I Change or Revoke My Vote After I Vote Online or Return My Proxy Card?
Yes. You may revoke or change your vote at any time before the polls close at the Annual Meeting by voting again by telephone or the Internet; by delivering to the Corporate Secretary of the Company either a written notice of revocation or a duly executed proxy bearing a date later than the proxy being revoked; or by attending the Annual Meeting via the Internet and following the on-screen voting instructions or requesting that your previously granted proxy be revoked. Attendance at the Annual Meeting via the Internet will not by itself revoke a previously granted proxy.
What Vote is Required to Approve Each Item?
Proposal 1 - Election of Directors. The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

74	DICK’S SPORTING GOODS, INC.

ABOUT THE MEETING
Proposals 2. 3 and 4 - The affirmative vote of a majority of the votes cast at the Annual Meeting is required for (i) Proposal 2 - to approve, on a non-binding advisory basis, the compensation of our named executive officers for 2023; (ii) Proposal 3 - to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2024; and (iii) Proposal 4 - Stockholder Proposal for EEO-1 Report Disclosure Policy.
Proposal 5 - The affirmative vote of a majority of the votes entitled to be cast at the Annual Meeting is required to approve Proposal 5 - Stockholder Proposal for Bylaw Amendment Waiving the Business Judgment Rule.
With respect to Say-on-Pay, as an advisory vote this proposal is non-binding on the Company. However, the Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by our stockholders and will consider the outcome of the vote when making future compensation decisions.
Treatment of Abstentions and Broker Non-Votes. An “abstain” vote is considered as present for the purposes of determining whether a quorum exists. Under Delaware law, abstentions are not considered votes cast either for or against a proposal; because Proposal 1, the election of directors, requires the affirmative vote of a plurality of the votes cast, and each of Proposal 2, the advisory vote on the compensation of our named executive officers, Proposal 3, ratification of the appointment of Deloitte & Touche LLP, and Proposal 4, Stockholder Proposal for EEO-1 Report Disclosure Policy, requires the affirmative vote of the holders of a majority of the votes cast in order to be approved, abstentions will not have any effect on the outcome of those four proposals presented at the Annual Meeting. Proposal 5 - Stockholder Proposal for Bylaw Amendment Waiving the Business Judgment Rule requires approval of a majority of the outstanding votes entitled to be cast at the Annual Meeting, such that the effect of an abstention under Proposal 5 is the same as a vote against the proposal.
A “broker non-vote” occurs if your shares are registered in “street name” and you do not provide the record holder of your shares with voting instructions on any matter as to which, under the applicable NYSE rules, a broker may not vote without instructions from you. As is the case with abstentions, shares as to which a broker non-vote occurs are considered present for purposes of determining whether a quorum exists. Under Delaware law, broker non-votes are not considered votes cast either for or against a proposal. Therefore, a broker non-vote will not have any effect on the outcome of the non-routine proposals presented at the Annual Meeting other than Proposal 5. With respect to Proposal 5 - Stockholder Proposal for Bylaw Amendment Waiving the Business Judgment Rule, the effect of a broker non-vote is the same as a vote against the proposal, as Proposal 5 requires a majority of the votes entitled to be cast at the Annual Meeting to vote in favor of approval.

2024 PROXY STATEMENT	75

APPENDIX A
Non-GAAP Financial Measures
In addition to reporting the Company’s financial results calculated in accordance with generally accepted accounting principles (“GAAP”), the Company reports certain financial results that differ from what is reported under GAAP. These non-GAAP financial measures include non-GAAP earnings per diluted share, non-GAAP income before taxes (“EBT”), non-GAAP income before taxes as a percentage of Net Sales (“EBT Margin”), non-GAAP diluted shares outstanding, and fiscal 2023 net sales adjusted for the 53rd week, which management believes provides investors with useful supplemental information to evaluate the Company’s ongoing operations and to compare with past and future periods. Furthermore, management believes that adjustments related to its deferred compensation plans enables investors to better understand its selling, general and administrative expense trends excluding non-cash changes in our deferred compensation plan investment fair values from market fluctuations that are offset within other income. Additionally, management believes that adjustments related to its the convertible senior notes due 2025 (“Convertible Senior Notes”) and convertible bond hedge provided a more complete view of the economics of the instruments upon future conversion. Management also uses these non-GAAP measures internally for forecasting, budgeting, and measuring its operating performance. These measures should be viewed as supplementing, and not as an alternative or substitute for, the Company’s financial results prepared in accordance with GAAP. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies. A reconciliation of the Company’s non-GAAP measures to the most directly comparable GAAP financial measures are provided below.
Non-GAAP Net Income and Earnings Per Share Reconciliations (in thousands, except per share amounts):

	FISCAL 2023 53 WEEKS ENDED FEBRUARY 3, 2024
	GROSS PROFIT	SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	OTHER INCOME	INCOME BEFORE INCOME TAXES	NET INCOME	EARNINGS PER DILUTED SHARE
GAAP Basis	$4,533,735	$3,204,108	$(93,809)	$1,318,151	$1,046,519	$12.18
% of Net Sales	34.92%	24.68%	(0.72%)	10.15%	8.06%
Business optimization charges	11,984	(72,829)	—	84,813	62,762
Deferred compensation plan adjustments	—	(13,960)	13,960	—	—
Non-GAAP Basis	$4,545,719	$3,117,319	$(79,849)	$1,402,964	$1,109,281	$12.91
% of Net Sales	35.01%	24.01%	(0.61%)	10.80%	8.54%
During fiscal 2023, the Company recorded pre-tax charges related to the completion of its business optimization totaling $84.8 million, which included $46.1 million of non-cash impairments of store and intangible assets, $26.7 million of severance-related costs and a $12.0 million write-down of inventory. Fiscal 2023 also included non-cash changes in fair value of employee deferred compensation plan investments held in rabbi trusts. The provision for income taxes for the aforementioned adjustments were calculated at 26%, which approximated the Company’s blended tax rate.

76	DICK’S SPORTING GOODS, INC.

APPENDIX A

	FISCAL 2022 52 WEEKS ENDED JANUARY 28, 2023
	GROSS PROFIT	SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	OTHER INCOME	INCOME BEFORE INCOME TAXES	NET INCOME	AFTER TAX INTEREST FROM CONVERTIBLE SENIOR NOTES	NUMERATOR USED TO COMPUTE EARNINGS PER DILUTED SHARE	WEIGHTED AVERAGE DILUTED SHARES	EARNINGS PER DILUTED SHARE
GAAP Basis	$4,284,558	$2,805,462	$(15,949)	$1,383,748	$1,043,138	$27,060	$1,070,198	99,274	$10.78
% of Net Sales	34.64%	22.68%	(0.13%)	11.19%	8.43%	0.22%	8.65%
Convertible Senior Notes	—	—	—	—	—	(27,060)	(27,060)	(10,792)
Field & Stream exit charges	740	(29,340)	—	30,080	22,259	—	22,259	—
Deferred compensation plan adjustments	—	14,609	(14,609)	—	—	—	—	—
Non-GAAP Basis	$4,285,298	$2,790,731	$(30,558)	$1,413,838	$1,065,397	$—	$1,065,397	88,482	$12.04
% of Net Sales	34.65%	22.56%	(0.25%)	11.43%	8.61%	—%	8.61%
Fiscal 2022 included adjustments to eliminate the impact of assumed share settlement of the Convertible Senior Notes as required by the if-converted method. During fiscal 2022 the Company settled $515.9 million of its Convertible Senior Notes without dilutive effect, as the related principal was settled in cash and due to the shares received from its convertible bond hedge. The Company does not expect the shares underlying the remaining $59.1 million will have a dilutive effect upon conversion and believes reflecting the notes as debt more closely represents the economics of the transaction upon future conversion. The Company also recorded pre-tax charges related to the Field & Stream exit totaling $30.1 million, which included $28.5 million of non-cash impairments of store assets, $0.8 million of severance and a $0.7 million inventory write-down related to the closure of 12 Field & Stream stores in the fourth quarter of fiscal 2022. Fiscal 2022 also included non-cash changes in fair value of employee deferred compensation plan investments held in rabbi trusts. The provision for income taxes for the aforementioned adjustments were calculated at 26%, which approximated the Company’s blended tax rate.

	FISCAL 2021 52 WEEKS ENDED JANUARY 29, 2022
	SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	INCOME FROM OPERATIONS	INTEREST EXPENSE	OTHER INCOME	INCOME BEFORE INCOME TAXES	NET INCOME	WEIGHTED AVERAGE DILUTED SHARES	EARNINGS PER DILUTED SHARE
GAAP Basis	$2,664,083	$2,034,503	$57,839	$(17,774)	$1,994,438	$1,519,871	109,578	$13.87
% of Net Sales	21.67%	16.55%	0.47%	(0.14%)	16.22%	12.36%
Convertible Senior Notes	—	—	(30,794)	—	30,794	22,788	(11,332)
Deferred compensation plan adjustments	(17,070)	17,070	—	17,070	—	—	—
Non-GAAP Basis	$2,647,013	$2,051,573	$27,045	$(704)	$2,025,232	$1,542,659	98,246	$15.70
% of Net Sales	21.53%	16.69%	0.22%	(0.01%)	16.47%	12.55%
Fiscal 2021 included $30.8 million of non-cash amortization of the debt discount on $575 million of its Convertible Senior Notes issued in 2020, and 11.3 million diluted shares that will be offset at settlement by shares delivered from the convertible note hedge purchased in connection with their issuance. Fiscal 2021 also included non-cash changes in fair value of employee deferred compensation plan investments held in rabbi trusts. The provision for income taxes for the aforementioned adjustments were calculated at 26%, which approximated the Company’s blended tax rate.

2024 PROXY STATEMENT	77

APPENDIX A

	FISCAL 2020 52 WEEKS ENDED JANUARY 30, 2021
	SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	INCOME FROM OPERATIONS	INTEREST EXPENSE	OTHER INCOME	INCOME BEFORE INCOME TAXES	NET INCOME	WEIGHTED AVERAGE DILUTED SHARES	EARNINGS PER DILUTED SHARE
GAAP Basis	$2,298,534	$741,477	$48,812	$(19,070)	$711,735	$530,251	92,639	$5.72
% of Net Sales	23.98%	7.74%	0.51%	(0.20%)	7.43%	5.53%
Convertible Senior Notes	—	—	(21,581)	—	21,581	15,970	(3,460)
Deferred compensation plan adjustments	(16,594)	16,594	—	16,594	—	—	—
Non-GAAP Basis	$2,281,940	$758,071	$27,231	$(2,476)	$733,316	$546,221	89,179	$6.12
% of Net Sales	23.81%	7.91%	0.28%	(0.03%)	7.65%	5.70%
Fiscal 2020 included $21.6 million of non-cash amortization of the debt discount on the Convertible Senior Notes, and 3.5 million diluted shares that will be offset at settlement by shares delivered from the convertible note hedge purchased in connection with their issuance. Fiscal 2020 also included non-cash changes in fair value of employee deferred compensation plan investments held in rabbi trusts. The provision for income taxes for the aforementioned adjustments were calculated at 26%, which approximated the Company's blended tax rate.
Fiscal 2023 Net Sales Adjusted for the 53rd Week (in thousands):

FISCAL 2023 53 WEEKS ENDED FEBRUARY 3, 2024
Net sales	$12,984,399
Less: 53rd week net sales	(170,223)
Net sales adjusted for the 53rd week	$12,814,176

78	DICK’S SPORTING GOODS, INC.

1948

**DICK'S SPORTING GOODS, INC.**
**345 COURT ST. CORAOPOLIS, PA 15108**
**DICKS.COM**

DICK'S

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V51147-P02705 KEEP THIS PORTION FOR YOUR RECORDS

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.** DETACH AND RETURN THIS PORTION ONLY

**DICK'S SPORTING GOODS, INC.**

**The Board of Directors recommends you vote FOR the following Directors:**

| **Nominees:** | **For** | **Withhold** |
|---|---|---|
| 1a. Mark J. Barrenechea | ☐ | ☐ |
| 1b. Emanuel Chirico | ☐ | ☐ |
| 1c. William J. Colombo | ☐ | ☐ |
| 1d. Robert W. Eddy | ☐ | ☐ |
| 1e. Anne Fink | ☐ | ☐ |
| 1f. Larry Fitzgerald, Jr. | ☐ | ☐ |
| 1g. Lauren R. Hobart | ☐ | ☐ |
| 1h. Sandeep Mathrani | ☐ | ☐ |
| 1i. Desiree Ralls-Morrison | ☐ | ☐ |
| 1j. Lawrence J. Schorr | ☐ | ☐ |
| 1k. Edward W. Stack | ☐ | ☐ |
| 1l. Larry D. Stone | ☐ | ☐ |

| **The Board of Directors recommends you vote FOR each of proposals 2 and 3.** | **For** | **Against** | **Abstain** |
|---|---|---|---|
| 2. Non-binding advisory vote to approve compensation of named executive officers for 2023, as disclosed in the Company's 2024 proxy statement. | ☐ | ☐ | ☐ |
| 3. Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal 2024. | ☐ | ☐ | ☐ |
| **The Board of Directors recommends you vote AGAINST each of proposals 4 and 5.** | **For** | **Against** | **Abstain** |
| 4. Stockholder proposal requesting that the Board adopt a policy requiring the Company to publicly disclose its EEO-1 report. | ☐ | ☐ | ☐ |
| 5. Stockholder proposal to amend the Company's By-Laws to waive the business judgment rule. | ☐ | ☐ | ☐ |

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Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
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V51148-P02705

DICK'S

## DICK'S SPORTING GOODS, INC.
## Annual Meeting of Stockholders
## June 12, 2024 7:30 AM, Eastern Time
## This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Navdeep Gupta and Elizabeth H. Baran, or either of them, to act as proxies for the undersigned, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of DICK'S SPORTING GOODS, INC. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 7:30 AM, Eastern Time on June 12, 2024, by means of remote communication via the Internet, at www.virtualshareholdermeeting.com/DKS2024, and any adjournment or postponement thereof.

**This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations, as indicated herein.**

**Continued and to be signed on reverse side**